UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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ERIE INDEMNITY COMPANY

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2009

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, May 5, 2009, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 12 persons to serve as directors until our 2010 annual meeting of shareholders and until their successors are elected;

2. To consider and act upon a proposal to approve certain amendments to our bylaws to change the timing of our annual meeting of shareholders and change our advance notice requirements relating to shareholder proposals;

3. To consider and act upon a proposal to approve the continuation of our Annual Incentive Plan, as restated, for the purpose of maintaining its qualification under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

4. To consider and act upon a proposal to approve the continuation of our Long-Term Incentive Plan, as restated, for the purpose of maintaining its qualification under Section 162(m) of the Code; and

5. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice and information statement, together with a copy of our annual report to shareholders for the year ended December 31, 2008, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, March 6, 2009, the record date established by our board of directors. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,

James J. Tanous
Executive Vice President,
Secretary and General Counsel

April 13, 2009
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on May 5, 2009.

Our information statement and annual report are available at http://www.erieindemnityinfostatement.com.

We Are Not Asking Holders of Our Class A Common Stock for a Proxy and
You Are Requested Not to Send Us a Proxy

ERIE INDEMNITY COMPANY

INFORMATION STATEMENT

Unless the context indicates otherwise, all references in this information statement to “we,” “us,” “our” or the “Company” mean Erie Indemnity Company and our three property and casualty insurance subsidiaries. Our property and casualty insurance subsidiaries are Erie Insurance Company, or “Erie Insurance Co.,” Erie Insurance Company of New York, or “Erie NY,” and Erie Insurance Property & Casualty Company, or “EI P&C.” We sometimes refer to Erie Insurance Exchange as the “Exchange” and to the Exchange, its subsidiary and our three property and casualty insurance subsidiaries as the “Property and Casualty Group.” In addition, we hold investments in both affiliated and unaffiliated entities, including a 21.63% interest in the common stock (“EFL Common Stock”) of Erie Family Life Insurance Company, or “EFL,” a life insurance company. The Exchange owns 78.37% of EFL’s Common Stock.

Page

Introduction	1
Beneficial Ownership of Common Stock	3
Proposal 1 — Election of Directors	6
Director — Shareholder Communications	11
Compensation Discussion and Analysis	11
Executive Compensation	22
Report of Our Executive Compensation and Development Committee	41
Related Person Transactions	42
Proposal 2 — Approval of Certain Amendments to Our Bylaws to Change the Timing of Our Annual Meeting of Shareholders and Change Our Advance Notice Requirements Relating to Shareholder Proposals	43
Proposal 3 — Approval of the Continuation of Our Annual Incentive Plan, as Restated, for the Purpose of Maintaining Its Qualification Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)	45
Proposal 4 — Approval of the Continuation of Our Long-Term Incentive Plan, as Restated, for the Purpose of Maintaining Its Qualification Under Section 162(m) of the Code	48
Independent Registered Public Accountants	51
Report of Our Audit Committee	51
Audit Fees	53
Annual Report	53
Other Matters	54
Appendices:
Appendix A — Erie Indemnity Company Annual Incentive Plan	A-1
Appendix B — Erie Indemnity Company Long-Term Incentive Plan	B-1

ERIE INDEMNITY COMPANY

100 Erie Insurance Place
Erie, Pennsylvania 16530

INFORMATION STATEMENT

INTRODUCTION

This information statement, which is first being mailed to the holders of our Class A common stock and our Class B common stock on or about April 13, 2009, is furnished to such holders to provide information regarding us and our 2009 annual meeting of shareholders. This information statement is also being furnished in connection with the solicitation of proxies by our board of directors from holders of Class B common stock to be voted at our 2009 annual meeting of shareholders and at any adjournment, postponement or continuation thereof. Our annual meeting will be held at 9:30 a.m., local time, on Tuesday, May 5, 2009 at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B common stock will also receive a form of proxy.

Only holders of Class B common stock of record at the close of business on March 6, 2009 are entitled to vote at our annual meeting. Each share of Class B common stock is entitled to one vote on each matter to be considered at our annual meeting. Except as is otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988, or “BCL,” in the case of adjourned meetings, a majority of the outstanding shares of Class B common stock will constitute a quorum at our annual meeting for the election of directors and the proposals to amend our bylaws and approve the continuation of our Annual Incentive Plan, or “AIP,” and our Long-Term Incentive Plan, or “LTIP.” Abstentions and shares of Class B common stock held by nominees as to which we have not received voting instructions from the beneficial owner of, or other person entitled to vote such shares, and as to which the nominee does not have discretionary voting power, are considered outstanding shares of Class B common stock entitled to vote and such shares are counted in determining whether a quorum or a majority is present.

As of the close of business on March 6, 2009, we had 51,248,893 shares of Class A common stock outstanding, which are not entitled to vote on any matters to be acted upon at our 2009 annual meeting, and 2,551 shares of Class B common stock outstanding, which have the exclusive right to vote on all matters to be acted upon at our 2009 annual meeting.

There are two H.O. Hirt Trusts, one for the benefit of Susan Hirt Hagen, or “Mrs. Hagen,” and one for the benefit of F. William Hirt, or “Mr. Hirt,” until his death on July 13, 2007. The trust established for Mr. Hirt continues for the benefit of certain contingent beneficiaries as provided for in the trust agreement. The H.O. Hirt Trusts collectively own 2,340 shares of Class B common stock, which, because such shares represent 91.73% of the outstanding shares of Class B common stock entitled to vote at our 2009 annual meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of our Class B common stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. As of the record date for our 2009 annual meeting, the individual trustees of the H.O. Hirt Trusts are Mrs. Hagen and Elizabeth A. Vorsheck, or “Mrs. Vorsheck,” and the corporate trustee is Sentinel Trust Company, L.B.A., or “Sentinel.”

Under the provisions of the H.O. Hirt Trusts, the shares of Class B common stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 12 candidates for director named below, such candidates will be elected as directors even if all shares of Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such candidates. In addition, if at least a majority of the trustees then in office of the H.O. Hirt Trusts vote for the proposals to amend our bylaws and approve the continuation of the AIP and LTIP, such proposals will be approved even if all shares of Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such proposals. We have not been advised as of the date of this information statement how the trustees of the H.O. Hirt Trusts intend to vote at our annual meeting.

We operate as a property and casualty insurer through our subsidiaries and also as a provider of management services to the Exchange. Since 1925, we have served as the attorney-in-fact for the policyholders of the Exchange. The Exchange is a reciprocal insurance exchange, which is an unincorporated association of individuals, partnerships and corporations that agree to insure one another. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which appoints us as the attorney-in-fact for the subscriber. As attorney-in-fact, we are required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange.

The Property and Casualty Group writes personal and commercial lines of property and casualty insurance coverages exclusively through approximately 2,032 independent agencies comprised of more than 8,800 licensed representatives and pool their underwriting results. Our financial results are not consolidated with those of the Exchange. As a result of the Exchange’s 94.5% participation in the underwriting results of the Property and Casualty Group, the underwriting risk of the Property and Casualty Group’s business is largely borne by the Exchange.

We charge the Exchange a management fee calculated as a percentage, limited to 25%, of the direct written premiums of the Property and Casualty Group. Management fees accounted for 72.3%, 72.2% and 83.6%, respectively, of our revenues for the three years ended December 31, 2006, 2007 and 2008. The management fee rate was 24.75% during 2006, and 25% during 2007 and 2008. Beginning January 1, 2009, the rate has been set at 25%.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth as of March 6, 2009 the amount of our outstanding Class B common stock owned by shareholders known by us to own beneficially more than 5% of our Class B common stock.

	Shares of Class B	Percent of
	Common Stock	Outstanding
Name of Individual	Beneficially	Class B
or Identity of Group	Owned(1)(2)	Common Stock

5% or Greater Holders:
H.O. Hirt Trusts(3) Erie, Pennsylvania	2,340	91.73%
Hagen Family Limited Partnership	153	6.00%

(1)	Unless otherwise noted, information furnished by the named persons.

(2)	Under the rules of the Securities and Exchange Commission, or “SEC,” a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class B common stock over which the named individuals, individually or together, share voting power or investment power.

(3)	There are two H.O. Hirt Trusts, one for the benefit of Mrs. Hagen and one for the benefit of Mr. Hirt until his death on July 13, 2007. The trust established for Mr. Hirt continues for the benefit of certain contingent beneficiaries as provided for in the trust agreement. Jonathan Hirt Hagen, the son of Mrs. Hagen, and Mrs. Vorsheck are contingent beneficiaries of the H.O. Hirt Trusts. The H.O. Hirt Trusts are, collectively, the record owner of 2,340 shares of Class B common stock, or 91.73% of the outstanding shares of Class B common stock. The co-Trustees of the H.O. Hirt Trusts as of the date of this information statement are Mrs. Hagen, Mrs. Vorsheck and Sentinel. The Co-Trustees collectively control voting and disposition of the shares of Class B common stock. A majority of the co-Trustees then in office acting together is required to take any action with respect to the voting or disposition of shares of Class B common stock.

The following table sets forth as of March 6, 2009 the amount of the outstanding shares of Class A common stock and Class B common stock beneficially owned by (i) each director and candidate for director nominated by our nominating committee, (ii) each executive officer named in the Summary Compensation Table and (iii) all of our executive officers and directors as a group.

	Shares of
	Class A	Percent of	Shares of Class B	Percent of
	Common Stock	Outstanding	Common Stock	Outstanding
Name of Individual	Beneficially	Class A	Beneficially	Class B
or Identity of Group	Owned(1)(2)	Common Stock(3)	Owned(1)(2)	Common Stock(3)

Directors and Nominees for Director:

J. Ralph Borneman, Jr.	55,008	—	—	—
Terrence W. Cavanaugh	4,600
Patricia A. Garrison-Corbin	5,908	—	—	—
Jonathan Hirt Hagen	226,058	—	1	—
Susan Hirt Hagen(4)	6,663,808	13.00%	12	—
Thomas B. Hagen(5)	10,092,550	19.69%	156	6.11%
C. Scott Hartz	6,431	—	—	—
Claude C. Lilly, III	5,908	—	—	—
Lucian L. Morrison	2,153	—	—	—
Thomas W. Palmer	2,923	—	—	—
Elizabeth A. Vorsheck(6)	4,527,171	8.83%	—	—
Robert C. Wilburn	8,008	—	—	—

Executive Officers(7):

John J. Brinling, Jr.	15,997	—	—	—
Philip A. Garcia(8)	26,525	—	—	—
Michael J. Krahe	3,304	—	—	—
Thomas B. Morgan	17,111	—	—	—
James J. Tanous	2,214	—	—	—
Michael S. Zavasky	13,861	—	—	—
Douglas F. Ziegler(9)	27,688	—	—	—
All Directors and Executive Officers as a Group (20 persons)(10)	21,713,525	42.37%	169	6.62%

(1)	Information furnished by the named persons.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A common stock and Class B common stock over which the named individuals, individually or together, share voting power or investment power. The table does not reflect shares of Class A common stock and Class B common stock as to which beneficial ownership is disclaimed.

(3)	Less than 1% unless otherwise indicated.

(4)	Mrs. Hagen owns 5,308 shares of Class A common stock directly and 6,658,500 shares of Class A common stock indirectly through a revocable trust of which Mrs. Hagen was the grantor and is the sole trustee and beneficiary. Mrs. Hagen owns 12 shares of Class B common stock directly. Mrs. Hagen disclaims beneficial ownership of the 6,491 shares of Class A common stock and three shares of Class B common stock owned by Thomas B. Hagen, her husband, and the 10,086,059 shares of Class A common stock and 153 shares of Class B common stock owned by the Hagen Family Limited Partnership, for which Thomas B. Hagen, as general partner, has sole voting power and investment power. Mrs. Hagen also disclaims any shares of Class B common stock held by the H.O. Hirt Trusts of which she is a beneficiary, contingent beneficiary and one of three trustees.

(5)	Mr. Hagen owns 6,491 shares of Class A common stock directly and 10,086,059 shares of Class A common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen owns three shares of Class B common stock directly and 153 shares of Class B common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen disclaims beneficial ownership of the 5,308 shares of Class A common stock and 12 shares of Class B common stock owned by Susan Hirt Hagen, his wife, and the 6,658,500 shares of Class A common stock owned indirectly by Mrs. Hagen. Mr. Hagen also disclaims any shares of Class B common stock held by the H.O. Hirt Trusts of which his wife is a beneficiary, contingent beneficiary and one of three trustees.

(6)	Mrs. Vorsheck owns 136,907 shares of class A common stock directly and 4,390,264 shares of Class A common stock indirectly through several trusts.

(7)	Excludes Mr. Cavanaugh, who is listed under “Directors and Nominees for Director.”

(8)	Includes 11,525 shares of Class A common stock held directly by Mr. Garcia and 15,000 shares of Class A common stock held by his wife.

(9)	Includes 21,538 shares of Class A common stock held by Mr. Ziegler and 6,150 shares of Class A common stock held by his wife.

(10)	Includes George R. Lucore, Executive Vice President.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires that the officers and directors of a corporation, such as us, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations we received from our officers and directors and shareholders owning more than 10% of any class of our stock, and our review of the statements of changes of ownership filed with us by our officers and directors and shareholders owning more than 10% of any class of our stock during 2008, we believe that all such filings required during 2008 were made on a timely basis, except that Elizabeth A. Vorsheck, a director, untimely (i) reported the acquisition of 66,000 shares of Class A common stock received on April 2, 2008, which shares were reported on a Form 5 Annual Statement of Changes in Beneficial Ownership filed on February 2, 2009; and (ii) filed a Form 4 Statement of Changes in Beneficial Ownership on November 24, 2008 to report the purchase of 5,000 shares of Class A common stock purchased on November 19, 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

The election of directors by the holders of our Class B common stock is governed by provisions of the Pennsylvania Insurance Holding Companies Act, or the “Holding Companies Act,” in addition to provisions of the BCL, the Pennsylvania Associations Code and our bylaws. The following discussion summarizes these statutory provisions and describes the process undertaken in connection with the nomination of candidates for election as directors by the holders of Class B common stock at our annual meeting.

Background of our Nominating Committee

Prior to September 8, 2008, Section 1405(c)(4) of the Holding Companies Act, which applies to us, provided that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity. Such committee or committees must have responsibility for, among other things, nominating candidates for election as directors by the shareholders. On September 8, 2008 certain amendments to the Holding Companies Act became effective including the addition of Section 1405(c)(4.1) which eliminated the requirement that a director serving on a nominating committee not be a beneficial owner of a controlling interest in the voting stock of the insurer or of any entity controlling, controlled by or under common control with the insurer.

Throughout 2008, Section 3.09 of our bylaws was consistent with this statutory provision and provided that (i) our board of directors must appoint annually a nominating committee that consists of not less than three directors who are not officers or employees of us or of any entity controlling, controlled by or under common control with us and who are not beneficial owners of a controlling interest in our voting securities, and (ii) our nominating committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director to be elected by the holders of Class B common stock to serve terms as established by our bylaws and until their successors are elected.

In accordance with this bylaw provision, on April 22, 2008 our board of directors designated a nominating committee consisting of Jonathan Hirt Hagen, chair, Patricia A. Garrison-Corbin and Thomas W. Palmer. Consistent with the Holding Companies Act, none of these persons is an officer or employee of us or of any entity controlling, controlled by or under common control with us or a beneficial owner of a controlling interest in our voting stock or any such entity. Each member of our nominating committee is an independent director as defined in the rules applicable to companies listed on the NASDAQ Global Select Market®, or “NASDAQ.”

Effective January 1, 2009, we amended Section 3.09 of our bylaws to eliminate the requirement that a director serving on our nominating committee not be a beneficial owner of a controlling interest in the voting stock of us or of any entity controlling, controlled by or under common control with us.

Nominating Procedures

Under Section 2.07(a) of our bylaws, nominations of persons for election to our board of directors may be made at any meeting at which directors are to be elected (i) by or at the direction of our nominating committee or (ii) by any holder of our Class B common stock. For a description of proposed changes to Section 2.07 of our bylaws, see “Proposal 2” in this information statement.

With respect to nominations by or at the direction of our nominating committee, except as is required by rules promulgated by NASDAQ, the SEC or the Holding Companies Act, there are no specific, minimum qualifications that must be met by a candidate for our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee generally bases its nominations on our general needs as well as the specific attributes of candidates that would add to the overall effectiveness of our board of directors. Specifically, among the significant factors that our nominating committee may take into consideration are judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors and the extent to which the candidate would be a desirable addition to our board of directors and any committee of our board of directors.

In identifying and evaluating the individuals that it selects, or recommends that our board of directors select, as director nominees, our nominating committee utilizes the following process:

•	Our nominating committee reviews the qualifications of any candidates who have been recommended by a holder of Class A common stock or Class B common stock in compliance with our bylaws.

•	Our nominating committee also considers recommendations made by individual members of our board of directors or, if our nominating committee so determines, a search firm. Our nominating committee may consider candidates who have been identified by management, but is not required to do so.

•	Our nominating committee evaluates the qualifications and suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of our board of directors and the above discussed significant factors.

•	After such review and consideration, our nominating committee determines a slate of director nominees.

Actions Taken for Nominations

Our nominating committee met on March 5, 2009 for the purpose of evaluating the performance and qualifications of the current or proposed members of our board of directors and nominating candidates for election as directors by the holders of Class B common stock at our annual meeting.

Our bylaws provide that our board of directors shall consist of not less than 7, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of our board of directors. Our nominating committee recommended at its March 5, 2009 meeting that the size of our board of directors remain at 12 persons and that all directors as of such date be nominated for re-election.

On March 9, 2009, our board of directors accepted the report of our nominating committee, set the number of directors to be elected at our annual meeting at 12 and approved the nomination of J. Ralph Borneman, Jr., Terrence W. Cavanaugh, Patricia A. Garrison-Corbin, Jonathan Hirt Hagen, Susan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, Claude C. Lilly, III, Lucian L. Morrison, Thomas W. Palmer, Elizabeth A. Vorsheck and Robert C. Wilburn for election as directors by the holders of Class B common stock at our annual meeting. On March 11, 2009, we issued a press release and filed a current Report on Form 8-K with the SEC for the purpose of announcing publicly our nominating committee’s slate of director nominees in accordance with Section 2.07(a)(3) of our bylaws.

Candidates for Election

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by our nominating committee. Our board of directors has no reason to believe the nominees named will be unable to serve if elected.

The names of the candidates for director nominated pursuant to the procedures discussed above, together with certain information regarding them, are as follows:

		Principal Occupation	Director
	Age	for Past Five Years and	of the
Name	as of	Positions with our Company; Current	Company
(Committee Assignments)	4/1/09	Directorships with other Public Companies	Since

J. Ralph Borneman, Jr. CIC, CPIA (1)(5)(7C)(8)	70	President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services LLC, insurance agency, Boyertown, PA, 2005 to present; President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., insurance agencies, 1967-2005; Director, National Penn Bancshares.	1992
Terrence W. Cavanaugh (5)(6)(7)	55	President and Chief Executive Officer of our Company, July 2008 to present; Senior Vice President, Chubb & Son/Federal Insurance and Chief Operating Officer, Chubb Surety, for more than five years prior thereto.	2008
Patricia A. Garrison-Corbin (1)(3)(4)(6)(7)	61	President, P.G. Corbin & Company, Inc., financial advisory services and municipal finance, Philadelphia, PA, since 1986; President and Chief Executive Officer, P.G. Corbin Asset Management, Inc., fixed income investment management, since 1987; Chairman, Delancey Capital Group, LP, equity investment management, since 1996; Chairman, P.G. Corbin Group, Inc., investment and financial advisory services, since 1996; Director, FairPoint Communications, Inc.	2000
Jonathan Hirt Hagen (3)(4C)(7)(8)	46	Vice Chairman, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1999; private investor, since 1990.	2005
Susan Hirt Hagen (1)(5)(8C)	73	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 1967; private investor, since 1989.	1980

Thomas B. Hagen (1C)(9)	73	Chairman/Owner, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1997; General Partner, Hagen Family Limited Partnership, since 1989; Non-executive Chairman of the Board of our Company and of our insurance subsidiaries and affiliates, since 2007, and a retired employee (1953-1995) and former agent of our Company, including service as President (1982-1990) and Chairman & CEO (1990-1993).	2007	*
C. Scott Hartz, CPA (2)(6C)(7)	63	Chief Executive Officer, Hartz Group, IT and technology consulting, Bala Cynwyd, PA, since 2002; Senior Managing Director, SCIUS Capital Group, LLC, 2002 to 2007; Chief Executive Officer, PwC Consulting, 1995 to 2002.	2003
Claude C. Lilly, III, Ph.D., CPCU, CLU (2C)(6)(7)(8)	62	Dean, College Business and Behavioral Science, Clemson University, Clemson, SC, since 2007; Dean, Belk College of Business Administration, University of North Carolina Charlotte, 1998 to 2007; James H. Harris Chair of Risk Management and Insurance, Belk College of Business Administration, University of North Carolina Charlotte, 1997 to 2007; Director, FairPoint Communications, Inc.	2000

		Principal Occupation	Director
	Age	for Past Five Years and	of the
Name	as of	Positions with our Company; Current	Company
(Committee Assignments)	4/1/09	Directorships with other Public Companies	Since

Lucian L. Morrison, Esq. (2)(3)(8)	72	Independent trustee and consultant in trust, estate, probate and qualified plan matters, Houston, TX, since 1992.	2006
Thomas W. Palmer, Esq. (2)(3)(4)(7)	61	A member and a managing partner of the law firm of Marshall & Melhorn, LLC, Toledo, OH, since 1972.	2006
Elizabeth A. Vorsheck (1)(5C)(7)(8)	53	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2007; Administrator of family limited partnerships and a principal of a family charitable foundation for more than five years.	2007
Robert C. Wilburn, Ph.D. (2)(3C)(6)	65	President and Chief Executive Officer, Gettysburg Foundation, Gettysburg, PA, since 2000; Lead Director, Harsco, Inc.	1999

*	Previous Board service, 1979-1998

(1)	Member of our Executive Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Executive Compensation and Development Committee, or our “Compensation Committee.”

(4)	Member of our Nominating Committee.

(5)	Member of our Charitable Giving Committee.

(6)	Member of our Investment Committee.

(7)	Member of our Strategy and Technology Committee.

(8)	Member of our Exchange Relationship Committee.

(9)	Ex officio member of all committees.

C  Denotes committee chairperson.

Our board of directors has determined that each of the following directors is an “independent director” as defined under the rules promulgated by NASDAQ:

Patricia A. Garrison-Corbin
Jonathan Hirt Hagen
Susan Hirt Hagen
Thomas B. Hagen
C. Scott Hartz
Claude C. Lilly, III
Lucian L. Morrison
Thomas W. Palmer
Elizabeth A. Vorsheck
Robert C. Wilburn

Our Board of Directors and its Committees

Our board of directors met seven times in 2008. The standing committees of our board of directors are our executive committee, our audit committee, our compensation committee, our nominating committee, our charitable giving committee, our investment committee, our strategy and technology committee and our exchange relationship committee.

Our executive committee, which did not meet during 2008, has the authority, subject to certain limitations, to exercise the power of our board of directors between regular meetings.

Our audit committee met nine times in 2008. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” our audit committee has responsibility for the selection of independent registered public accountants, reviewing the scope and results of their audit and reviewing our financial condition and the adequacy of our accounting, financial, internal and operating controls. Our audit committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our compensation committee met eleven times in 2008. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our compensation committee has responsibility for recommending to our board of directors, at least annually, the competitiveness and appropriateness of the salaries, variable compensation, short- and long-term incentive plan awards, terms of employment, non-qualified retirement plans, severance benefits and perquisites of our chief executive officer and our executive vice presidents and such other named executives as required by rules of the SEC or NASDAQ listing standards and such other responsibilities as our board of directors may designate. See “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

Our compensation committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our nominating committee met six times in 2008. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our nominating committee has responsibility for:

•	identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors;

•	identification of board of directors members qualified to fill vacancies on any committee of our board of directors; and

•	evaluation of the procedures and process by which each committee of our board of directors undertakes to self-evaluate such committee’s performance.

Our nominating committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of our board of directors, subject to the provisions of certain employment agreements discussed under “Executive Compensation — Agreements with Executive Officers.” There are no family relationships between any of our directors or executive officers, except that:

•	Thomas B. Hagen, chairman of our board of directors, chairman of our executive committee and a director, and Susan Hirt Hagen, a director, are husband and wife;

•	Jonathan Hirt Hagen, a director, is the son of Thomas B. Hagen and Susan Hirt Hagen, and a first cousin of Elizabeth A. Vorsheck; and

•	Elizabeth A. Vorsheck, a director, is a niece of Mrs. Hagen and a first cousin of Jonathan Hirt Hagen.

During 2008, each director attended more than 75% of the number of meetings of our board of directors and the standing committees of our board of directors of which such director was a member.

Required Vote. Cumulative voting rights do not exist with respect to the election of directors. Of the 12 candidates for election as a director, only those who receive the affirmative vote of holders of a majority of the shares of Class B common stock will be elected or re-elected to our board of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 12 CANDIDATES FOR DIRECTOR NOMINATED BY OUR NOMINATING COMMITTEE.

DIRECTOR — SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate with our board of directors through our secretary. Shareholders who wish to express any concerns to any of our directors may do so by sending a description of those concerns in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by our secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

Recognizing that director attendance at our annual meeting can provide our shareholders with an opportunity to communicate with directors about issues affecting us, we actively encourage our directors to attend our annual meeting. In 2008, eight of our directors attended our annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation program is developed and monitored by our compensation committee. A complete description of the committee’s function and responsibilities is set forth in its charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Our compensation committee determines the compensation philosophy and policies for our executive officers. In fulfilling this role, the committee is responsible for establishing principles that guide the design of compensation programs for all executives. In so doing, the committee reviews the performance results of each executive and establishes individual compensation levels. In accordance with SEC regulations, we have determined our Named Executive Officers (“NEOs”) as presented in our Summary Compensation Table. Although Douglas F. Ziegler is included hereafter as an NEO, as a senior vice president for our organization, his compensation is reviewed and set by our chief executive officer.

Our compensation committee regularly meets without officers or employees present to discuss executive compensation matters. Our compensation committee meets annually without the chief executive officer present and evaluates his performance compared to previously established company financial and personal, non-financial goals. Our compensation committee discusses its performance evaluation with the independent members of our board of directors in executive session before making appropriate compensation adjustments. Our chief executive officer annually evaluates the performance of our executive officers named in the Summary Compensation Table other than himself, and recommends to our compensation committee any merit increases to base salaries.

Overall Program Objectives

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve these objectives, we design executive compensation programs that support our business strategy by clearly communicating our expectations of executives through goals that reward achievement. We also believe that our program is aligned with the interests of our primary stakeholders: our shareholders and the policyholders of the Exchange. We structure our compensation program to align actual compensation with performance, delivering more compensation to executives when we achieve higher performance and thereby delivering increased value to our shareholders and policyholders of the Exchange, while delivering less compensation when we achieve lower financial performance results. The members of our compensation committee deliberate to ensure that thresholds, targets, weightings and maximum performance goals are sufficiently robust to warrant an incentive payout or a superior award.

We seek to achieve our objectives by providing several different elements of executive compensation:

•	A base salary that represents cash compensation based on external industry-based competitiveness and internal equity;

•	A performance-based annual incentive that provides each executive an opportunity to earn a cash award based on the achievement of pre-determined goals or other performance objectives during the course of our fiscal year; and

•	A long-term incentive that provides an opportunity for each executive to earn a stock or stock-based award based on the achievement of performance objectives that create long-term value for our shareholders.

Setting Executive Compensation

The compensation committee did not engage consultants for recommendations concerning 2008 executive compensation. In setting 2008 executive compensation, our compensation committee used an internally-prepared analysis of (1) market pay data collected from various published surveys from a broad group of property/casualty insurance companies and (2) data from publicly disclosed proxy materials of a select group of property/casualty insurance companies. In preparing the 2008 benchmark and survey data for our compensation committee’s consideration, we used the following methodology:

•	Competitive compensation levels for our executives were determined by matching each position to survey benchmark positions found in the market.

•	Survey benchmarks were based on a thorough review of each executive’s position description.

•	Compensation data was obtained from various published insurance industry and general industry sources, including William M. Mercer, Towers Perrin and Watson Wyatt surveys.

•	A proxy analysis was performed for a group of ten property/casualty insurance companies we consider to be our competitors for customers and, in some cases, employees, and similar to us in terms of lines of business, net premiums written and asset size. The group used to consider 2008 base pay remained the same as the prior year: The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corporation, Mercury General Corporation, Ohio Casualty Corporation, The Progressive Corporation, SAFECO Corporation, Unitrin Group, Ltd., White Mountains Insurance Group, Ltd. and W.R. Berkley Corporation.

•	Our incumbent compensation levels were analyzed and compared with market median compensation levels, which represent a competitive level of pay that would be paid to a hypothetical, seasoned performer in a job with similar responsibilities and scope without regard to internal equity considerations (which are weighed later in the process). Our compensation committee reviews the nature and extent of each executive’s skills, scope of responsibilities, performance and effectiveness in supporting our long-term goals.

•	The compensation surveys utilized vary depending on the scope of each executive’s position, but generally focus on the insurance industry, covering companies of approximately our size and scale. We used the median of the compensation levels for survey data, in order to limit the effect of outlying data points.

Background

During 2008, we continued to rebuild and augment our executive management capabilities. At year’s end we had five executive officers on our executive leadership team: Terrence W. Cavanaugh, our new President and CEO; Philip A. Garcia, Executive Vice President and Chief Financial Officer since 1997; James J. Tanous, Executive Vice President, Secretary and General Counsel since April 2007; Michael S. Zavasky, Executive Vice President — Insurance Operations; and George R. Lucore, Executive Vice President — Field Operations. Mr. Zavasky and Mr. Lucore were appointed executive vice presidents in March of 2008. Mr. Zavasky and Mr. Lucore have served 31 and 34 years, respectively, with the Erie Insurance Group prior to filling these positions. Mr. Cavanaugh joined our organization on July 29, 2008 from the Chubb Group of Insurance Companies where he served in various capacities over his 33-year career there, last serving as Senior Vice President and Chief Operating Officer of Chubb’s surety business. Mr. Cavanaugh replaced our interim president and CEO John Brinling. This executive leadership team has volunteered to take no increase to their base pay for 2009 in order to demonstrate their commitment to the Company’s objective of managing expenses this year.

Executive Compensation Elements

Each element of compensation is set independently for each NEO against our peer group described above. As a result, the allocation of each compensation component varies by NEO. Each element is described in greater detail in the following discussion and analysis.

Base Salary

Purpose:  The purpose of the annual salary element is to provide base-level compensation considering an executive’s job responsibilities, individual performance and externally-competitive compensation levels.

Considerations:  Our compensation committee annually reviews and determines the base salaries of each of our executive officers. Our compensation program seeks to establish each NEO’s base salary range at the 50th percentile of the competitive market comprised of the companies we consider to be our competitors and similar to us in terms of lines of business, net premiums written and asset size. In each case, the committee takes into account the base salary range for each executive based on job duties and authority. Individual base salary levels correlate to an executive’s years of experience and individual performance. This amount is not at risk and may be adjusted annually based on merit and external market conditions.

2008 Discussion and Analysis: All of our NEO base salaries were within the salary range set against the group of companies comprising our competitive market in 2008. Mr. Brinling’s annual base pay was established in August 2007 at $815,626 under a separate employment agreement when he became our interim president and CEO. This annual salary was equivalent to that of our former president and CEO whom Mr. Brinling replaced. As such, no adjustment to his base pay was considered necessary by the compensation committee during his tenure in 2008. Mr. Tanous joined the organization as Executive Vice President, Secretary and General Counsel on April 30, 2007 with an annual salary of $375,000. The compensation committee, on Mr. Tanous’ suggestion, determined his base pay would not increase in 2008.

In determining 2008 base pay for Mr. Garcia and for Michael J. Krahe, our former Executive Vice President of Human Development and Leadership, it was determined that no increase would be granted as their employment agreements were expiring in December 2008. Mr. Ziegler did receive an increase to his base pay in 2008 of 6 percent in accordance with normal merit increase practices for senior vice presidents of our organization.

Mr. Cavanaugh and Mr. Zavasky were new to the executive leadership team in 2008. Mr. Cavanaugh joined us on July 29, 2008 as our president and CEO. In connection with his hiring, an independent review of base pay was performed by the committee as one element of Mr. Cavanaugh’s total compensation package, considering such factors as Mr. Cavanaugh’s level of experience and market data for CEO positions of similar-sized organizations. Based upon this review by the compensation committee, Mr. Cavanaugh’s annual base pay was set at $700,000. Mr. Zavasky previously served as the organization’s Senior Vice President and Strategy Officer and was promoted to the position of Executive Vice President of Insurance Operations in March 2008. His annual base pay was set at $325,000 after considering his level of experience and new responsibilities in this role.

Annual Incentive Plan

Purpose:  The purpose of our Annual Incentive Plan, or “AIP,” is to align executive performance with our annual strategic goals while enhancing our shareholder value and promoting the health of the Exchange. We accomplish this objective by providing incentives in the form of an annual cash bonus to executives upon the attainment of certain performance goals.

Considerations:  At the beginning of each year, our compensation committee evaluates a target AIP award expressed as a percentage of annual base salary for each executive. For 2008, the target AIP award was set at 55% of base salary for Mr. Garcia and Mr. Tanous. Mr. Zavasky became our Executive Vice President of

Insurance Operations on March 1, 2008, at which time his target AIP award also became 55% as a percentage of base pay. Mr. Ziegler’s target award was set at 50% of his base salary for 2008 in his role as senior vice president. Once the targeted percentages are evaluated, our compensation committee establishes appropriate AIP performance measures, after discussion with our board of directors, that drive strong organizational performance. Our board of directors and management consider our current performance, including our strengths and performance gaps, to determine which areas need to be incented to help us achieve our strategic objectives for the year. The combination of benchmark insurance measures and our performance are the basis from which measures and targets are determined. With the appropriate measures selected, we apply an internal modeling analysis to each measure resulting in a statistical probability confidence range of attaining a target point for each measure. From this analysis, our compensation committee benchmarks target goals for each measure. The compensation committee then sets a maximum and minimum (or ‘threshold’) for each measure. The maximum is intended to incent a participant’s performance to achieve a maximum performance payout; the threshold provides a partial payout when a portion of the goal is achieved.

The AIP payouts have a cap of 200% of incentive target. In addition, the maximum annual AIP award payable in cash to any one executive under the AIP is $3.0 million. We typically pay AIP awards after the prior year’s audited financial results are available and our compensation committee certifies earned amounts.

2008 Discussion and Analysis:  The compensation committee agreed that growth and underwriting profitability should continue to be two major components of the 2008 AIP. This allowed our executive team to maintain a balanced objective in achieving positive corporate results. Thus, the company performance measures shared by the NEOs in 2008 were:

•	the year-over-year percentage increase in the total number of commercial and personal lines policies in force for the year ended December 31, 2008 (i.e., growth) and

•	statutory reported combined ratio of the Property and Casualty Group. The statutory combined ratio measures the underwriting profitability of our property/casualty insurance business without consideration of investment earnings or federal income taxes.

Individual targeted accomplishments were assigned to our president and CEO and each executive vice president for 2008 in addition to the company performance measures described above. Mr. Brinling, in his capacity as interim CEO, recommended target accomplishments for himself and the executive vice presidents based on the unique functional responsibilities of each with the compensation committee having the authority for final approval of these recommendations. For 2008, the bonus determination for our president and CEO and the executive vice presidents was weighted equally at 40% each for the two company performance measures with the remaining 20% weighted toward the achievement of the individual targeted accomplishments. The bonus determination for Mr. Ziegler was weighted equally at 50% for each performance measure.

The compensation committee also agreed that it should have the discretion to reduce the individual AIP award for our CEO and executive vice presidents as considered appropriate and as the circumstances applicable to each individual would warrant beginning with the 2009 payout. As a result, the 2008 AIP agreement for payments to the CEO and each executive vice president contained a provision to this effect.

Mr. Brinling resigned as our president and CEO effective July 29, 2008 and remained employed with us until September 30, 2008 to ensure a smooth transition. As a result, his 2008 AIP award was pro-rated for the nine months during which he was employed. Mr. Cavanaugh did not officially participate in the AIP for 2008 because his service began too late in the year to qualify. However, in accordance with his employment agreement, Mr. Cavanaugh received a payment outside the plan in 2009 using the same measurements and criteria that were used for Mr. Brinling. Mr. Cavanaugh’s target award outside of the plan is set at 65% of his base pay. This bonus is also an opportunity for Mr. Cavanaugh to be rewarded for his assistance to our other executives in achieving the 2008 goals. Mr. Cavanaugh’s award was not pro-rated for his partial year of service. The compensation committee determined that this was appropriate given Mr. Cavanaugh’s loss of bonus opportunity with his former employer.

Long-Term Incentive Plan

Purpose:  The purpose of our Long-Term Incentive Plan, or “LTIP,” is to enhance our growth and profitability and that of the Exchange and its affiliates by providing longer term rewards to executives who are capable of having a significant impact on our performance. We accomplish this objective by providing eligible executives with incentives that are based on the attainment of certain performance goals over multi-year performance periods. These incentives take the form of restricted stock unit grants of our Class A common stock. We use stock in this plan to further align the interests of our executives with those of our shareholders. Beginning with the 2009 LTIP awards, cash grants will be used in lieu of actual restricted stock unit grants.

Considerations:  We had two LTIP plans in effect at December 31, 2008: an LTIP we adopted in 1997 (the “Pre-2004 LTIP”) and an LTIP we adopted in 2004 (the “2004 LTIP”). The Pre-2004 LTIP awards were determined based upon the achievement of predetermined financial performance goals compared to the actual growth in our retained earnings; this initial plan did not benchmark us against a peer group. The final payout under the Pre-2004 LTIP occurred on January 22, 2009. In 2004, after review by our compensation committee, we adopted the 2004 LTIP. The 2004 LTIP allowed us to better align our executives’ awards with our long-term goals by utilizing comparisons to a board-selected peer group. This design more closely ties rewards to performance outcomes for stronger reinforcement of desired behaviors. The 2004 LTIP award is based on the achievement of objective performance measures — adjusted combined ratio (statutory reported combined ratio for the 2008 — 2010 performance period), growth in direct written premiums, and total return on invested assets — over a three-year period compared to a peer group of property and casualty insurance companies that write predominantly personal lines insurance. The peer group we use for the 2004 LTIP has remained the same since the plan’s inception and consists of: Allstate Insurance Group, Farmers Insurance Group, Government Employees Insurance Group (GEICO), Nationwide Insurance Group, Progressive Group of Insurance Companies, State Farm Insurance Group and USAA Group. This peer group was selected because, as a group, it represents the majority of personal lines business written in the United States and is considered to be our competition in all the markets in which we do business. We calculate and pay actual awards earned after performance certification by our compensation committee following the performance period.

2008 Discussion and Analysis:  Target LTIP awards were established for each NEO at the beginning of 2008 utilizing a methodology similar to that used to set AIP awards for each NEO as described above. The performance measures selected reflect the strategic business objectives of the Property and Casualty Group. The 2008 awards were based on the statutory reported combined ratio, growth in direct written premiums and total return on invested assets of the Property and Casualty Group compared to the same performance measures of our peer group. Given the nature of our business, underwriting profitability is important to long-term financial strength. The Property and Casualty Group’s direct written premium growth is also important to our financial results as it is the primary driver of the management fee revenue we earn from the Exchange. In 2008, our compensation committee awarded long-term incentive compensation to each NEO in the form of restricted stock units. See the Summary Compensation Table, Supplemental Stock Awards Table, Grants of Plan Based Awards Table, Outstanding Equity Awards Table and Option Exercises and Stock Vested Table herein. For the 2008 performance period, the performance measures were weighted at 40% for statutory reported combined ratio, 40% for growth in direct written premiums and 20% for total return on invested assets for our president and CEO and each executive vice president. For Mr. Ziegler the weightings were adjusted as follows to reflect his responsibilities as chief investment officer: 20% for statutory reported combined ratio; 20% for growth in direct written premiums; and, 60% for total return on invested assets.

Based upon Mr. Brinling remaining employed with us until September 30, 2008, his 2008 LTIP award will be calculated using a shortened performance period that is deemed to end on December 31, 2008 and will be pro-rated for the portion of the 3-year performance period he served as CEO. Mr. Cavanaugh did not officially participate in the LTIP for the 2008 — 2010 performance period because his service began too late in the year to qualify. However, in accordance with his employment agreement, he will receive stock outside the plan using the same measurements and criteria that were used for Mr. Brinling. Mr. Cavanaugh’s award will be pro-rated to reflect the portion of the 3-year period he serves as our president and CEO.

All Other Compensation

As a result of entering into Amendment and Payment Designation Agreements in December 2007 with Messrs. Garcia, Morgan and Ziegler, as more fully described in our proxy dated March 24, 2008, lump-sum cash payments for the tax gross up on their supplemental employee retirement plan (“SERP”) benefits were made during 2008. These payments totaled $1,218,869, $270,790 and $742,575, respectively. A similar payment in the amount of $829,858 was made to Mr. Krahe on February 2, 2009.

Mr. Morgan resigned from his position as Executive Vice President of Insurance Operations and remained employed with us until March 31, 2008. A severance agreement was signed containing certain termination provisions, including a single lump-sum payment of $1,875,000. Similarly, a separation agreement was entered into with Mr. Krahe upon his resignation from his position as Executive Vice President of Human Development and Leadership effective July 17, 2008. This agreement included a provision for a lump-sum payment to Mr. Krahe totaling $1,296,000. These lump-sum payments represented 2.75 times “covered pay” (base salary plus average of 3 prior years of AIP payout) as defined under the terms of Mr. Morgan and Mr. Krahe’s employment agreements in effect at the time they left the organization.

See also “Agreements with Executive Officers” below for additional information concerning the separation agreements with Mr. Morgan and Mr. Krahe.

Policy on Recoupment of Officer Bonuses

During 2008, the compensation committee considered the current practice for the design and implementation of “clawback” policies for future performance-based incentive compensation. Following a discussion of their findings, the compensation committee determined it was appropriate for us to adopt such a policy for our AIP and LTIP arrangements beginning on July 1, 2009. The policy was approved by our board of directors. To the extent permitted by law, our policy requires the reimbursement of all or a portion of any performance-based annual or long-term bonus paid to any officer after June 30, 2009 where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement and (b) a lower payment would have been made to the officer based upon the restated financial results. In each instance, the Company will, to the extent practicable, seek to recover the amount by which the officer’s bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. We will not seek to recover bonuses paid more than two years prior to the date on which our board of directors was made aware of the need to restate our financial statements.

The Board also approved a policy that we will, to the extent permitted by law, require the reimbursement of all of any performance-based annual or long-term bonus paid to any officer after June 30, 2009 where the officer’s employment with the Company has been terminated for cause either prior to the payment of the bonus or within six months thereafter.

Restricted Stock Units

The issuance of 16,000 shares of the Erie Indemnity Company’s Class A common stock was included as part of Mr. Cavanaugh’s employment agreement dated July 14, 2008. Under this provision, Mr. Cavanaugh will receive shares of stock in accordance with the following schedule: 1,600 shares on January 29, 2009, 3,200 shares on July 29, 2009, 4,800 shares on July 29, 2010 and 6,400 shares on July 29, 2011. This provision was made by the committee to compensate Mr. Cavanaugh for forfeiting any equity compensation from his previous employer that was not vested at the time of his departure.

Additional Benefits

We believe retirement benefits are an important part of a competitive reward opportunity, which enables us to attract and retain top-tier leadership talent. Accordingly, we maintain a tax-qualified defined benefit pension plan. The tax-qualified defined benefit pension plan is available to all of our salaried employees. We also provide a SERP to our NEOs in response to the Internal Revenue Code of 1986 (“the Code”), which limits the maximum annual pension award that can be paid to any eligible employee. As illustrated in the Pension Benefits Table, an older NEO can produce a significantly higher present value compared to a younger, more highly paid NEO. This result occurs primarily because the nearer a NEO is to normal retirement age, the shorter the discount period used in calculating the present value of the benefits.

Our defined benefit pension plan and SERP amounts reflected in the “Change in Pension Value” column within the Summary Compensation Table result from the use of various actuarial assumptions. One of the assumptions that can have a significant impact on the pension values is the discount rate selected. Upon completing our annual bond matching study with our independent consulting actuarial firm, Watson Wyatt, we supported the selection of a 6.06% discount rate for the 2009 pension and SERP expense for financial statement purposes and we used this same discount rate in determining the present value of benefits under these plans for each NEO.

Our executives also participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., 401(k) plan, health insurance and other employee benefits). Their participation in these benefit plans is on the same terms as all of our other employees.

Director Compensation

2008 Discussion and Analysis

The goals of our director compensation program are to attract and retain directors of outstanding competence and ability and reward them in a fiscally responsible manner. Director performance is a key influencing factor in organizational performance. Accordingly, director compensation is reviewed periodically and adjusted, as appropriate, to align the interests of directors with our strategic objectives. Our compensation for directors includes retainer fees, board and committee meeting fees, stock grants, and committee chair fees.

The periodic review of director compensation is the responsibility of our compensation committee and our board of directors. In undertaking this responsibility, the compensation committee reviews compensation surveys of the financial services industry. The committee also engages, from time to time, independent advisors who provide supplemental data that is considered in setting director compensation levels. After reviewing the data, the compensation committee formulates a recommendation for review by our board of directors.

Our compensation committee determined that the elements of our directors’ compensation were appropriately positioned and would not be changed from the prior year. The annual cash retainer is $30,000 and the annual stock-based pay is $40,000.

We make adjustments to maintain each director’s compensation at market median or about the 50th percentile of our peer group. Added responsibilities or additional duties, such as committee chairperson or chairman of the board, may cause variations in each director’s total compensation earned. See also the Director Compensation Table for 2008.

Director Education Program

We offer a director education program which provides each director with access to various resources to assist him or her with enhancing the skills and strategies that drive effective directorship. We pay for the cost of each director’s membership in the National Association of Corporate Directors, underwrite the cost of attendance at certain educational seminars and conferences, and provide subscriptions to relevant business news journals, magazines and on-line resources.

Agreements with Executives Including Termination and Change in Control

Our compensation committee periodically reviews the use and material terms of employment agreements with our key executives.

Salary and benefits expected under various termination scenarios are disclosed below for the NEOs who were employed as of December 31, 2008. If any of the NEOs terminated his employment due to disability, no compensation or benefits would be awarded in addition to amounts already disclosed in the Summary Compensation Table. We developed the compensation and benefit amounts disclosed in the table below considering a termination date of December 31, 2008 and they represent only payments estimated in addition to the other compensation disclosed herein.

	Involuntary		Voluntary		Involuntary		Voluntary
	Without		Without Good		With		With Good
	Cause (1) ($)		Reason (2) ($)		Cause (3) ($)		Reason(4) ($)		Disability ($)		Death ($)

Terrence W. Cavanaugh
Cash	2,100,000	(11)	0		0		2,100,000	(11)	0		0
SERP	38,727	(7)	38,727	(7)	38,727	(7)	38,727	(7)	0		1,103	(9)
Douglas F. Ziegler
Cash	1,075,467	(5)	0		0		1,075,467	(5)	0		0
Pension	141,747	(8)	141,747	(8)	141,747	(8)	141,747	(8)	0		(65,383	)(9)
James J. Tanous
Cash	871,875	(13)	(16,667	)(12)	0		(16,667	)(12)	300,000	(14)	375,000	(15)
Philip A. Garcia
Cash	1,750,000	(6)	0		0		1,750,000	(6)
Pension	158,688	(8)	158,688	(8)	158,688	(8)	158,688	(8)	0		111,377	(9)
LTIP	471,789	(10)	0		0		471,789	(10)	471,789	(10)	471,789	(10)
Michael S. Zavasky
Pension	201,882	(8)	201,882	(8)	201,882	(8)	201,882	(8)	0		(18,619	)(9)
SERP	283,433	(7)	283,433	(7)	283,433	(7)	283,433	(7)	0		(9,081	)(9)

(1)	Definition of “Involuntary Without Cause”: The Company may at any time terminate an executive’s employment without cause only by the affirmative vote of a majority of the board of directors and upon no less than thirty days prior written notice to the executive.

(2)	Definition of “Voluntary Without Good Reason”: The executive may at any time terminate employment for any reason upon no less than thirty days written notice to the Company.

(3)	Definition of “Involuntary With Cause”: The Company may at any time terminate an executive’s employment for “Cause”, which shall mean any of the following conduct by the executive:

(a)	The deliberate and intentional breach of any material provision of the employment agreement, which breach the executive shall have failed to cure within thirty days after the executive’s receipt of written notice from the Company specifying the specific nature of the breach;

(b)	The deliberate and intentional engaging by the executive in gross misconduct that is materially and demonstrably inimical to the best interests, monetary or otherwise, of the Company; or

(c)	Conviction of a felony or conviction of any crime involving moral turpitude, fraud, or deceit.

For purposes of this definition, no act or failure to act on the executive’s part shall be considered “deliberate and intentional” unless done or omitted to be done by the executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

(4)	Definition of “Voluntary With Good Reason”: The executive may terminate employment for “Good Reason” upon providing thirty days written notice to the Company after the executive reasonably becomes aware of the circumstances giving rise to such “Good Reason.” For purposes of the agreement, “Good Reason” means the following conduct of the Company, unless the executive shall have consented thereto in writing:

(a)	Material breach of any material provision of the employment agreement by the Company, which breach shall not have been cured by the Company within thirty days after Company’s receipt from the executive or the executive’s agent of written notice specifying in reasonable detail the nature of the Company’s breach;

(b)	The assignment to the executive of any duties inconsistent in any material respect with the executive’s position (including any reduction of the executive’s status and reporting requirements), authority, duties, powers or responsibilities with the Company...or any other action by the Company, including the removal of the executive from or any failure to reelect or reappoint the executive to

office(s)...or commensurate office(s) (other than for “Cause”), which results in a diminution of the executive’s authority, duties, position, responsibilities or status, excluding for this purpose any isolated, insubstantial and inadvertent action respecting the executive not taken in bad faith and which is remedied by the Company within thirty days after receipt of written notice from the executive to the Company;

(c)	The Company’s relocation of the executive out of the Company’s principal executive offices or the relocation of the Company’s principal executive offices to a location outside the Erie, Pennsylvania metropolitan area, except for required short-term travel on the Company’s behalf to the extent necessary for the executive to carry out his normal duties in the ordinary course of business;

(d)	The failure of the Company to obtain the assumption in writing of its obligations of the agreement by any successor not less than five days prior to a merger, consolidation or sale; or

(e)	A reduction in the overall level of compensation of the executive not including (i) changes in the cash/stock mix of compensation payable to the executive; (ii) a reduction in the overall level of compensation of the executive resulting from the failure to achieve corporate, business unit and/or individual performance goals established for purposes of incentive compensation for any year or period; provided that the aggregate short-term incentive opportunity, when combined with the executive’s base salary, provides, in the aggregate, an opportunity for the executive to realize at least the same overall level compensation as was paid in the immediately prior year or period at target performance levels; and provided further, that of such target performance levels are reasonable at all times during the measurement period, taking into account the fact that one of the purposes of such compensation is to incent the executive; (iii) reductions in compensation resulting from changes to any Erie Benefit Plan, as that term is defined in the Officer Employment Agreements (provided that such changes are generally applicable to all participants in such Erie Benefit Plan); and (iv) any combination of the foregoing.

(5)	Cash payment is based on the sum of:

•	the highest annual base salary paid or payable to Mr. Ziegler in 2008 or any one of the three calendar years preceding Mr. Ziegler’s termination of employment; and

•	an amount equal to the sum of the higher of Mr. Ziegler’s target award amount, or actual bonus amount paid under our AIP for the three calendar years preceding the date of Mr. Ziegler’s termination, divided by three.

Mr. Ziegler’s base annual salary as of December 31, 2008, and his 2005, 2006 and 2007 AIP bonus amounts (or target award amount if that amount is greater) were used for this table. For Mr. Ziegler, the sum is multiplied by 2.0 to determine the amount of the cash payment.

(6)	As described in the “Agreements with Executive Officers” section, Mr. Garcia has an Executive Retention Agreement with us. This is the amount payable in accordance with Mr. Garcia’s Executive Retention Agreement on the first day of the seventh month after his termination of employment.

(7)	The early retirement benefit defined in the SERP is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the SERP at current age, versus an unreduced benefit at age 65.

(8)	The early retirement benefit defined in the tax-qualified pension plan is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the tax-qualified pension plan at age 55, or current age if the NEO is older than age 55, versus an unreduced benefit at age 65.

(9)	Upon the death of an NEO, an unreduced survivor benefit under the SERP begins immediately. The amount shown is the additional present value attributable to the commencement of the 50% survivor benefit based upon the spouse’s age at December 31, 2008.

(10)	Mr. Garcia’s Executive Retention Agreement provides that for purposes of the Pre-2004 LTIP 1,185 shares of the Company’s Class A Common Stock will be paid to him. For purposes of the 2004 LTIP, the

2006-2008, 2007-2009 and 2008-2010 performance periods shall be treated as ending December 31, 2008 and awards will be calculated based on results for those shortened periods. Mr. Garcia will receive 100% of the 2006-2008 award, 2/3 of the 2007-2009 award and 1/3 of the 2008-2010 award. Without these provisions, if Mr. Garcia’s employment terminated under one of these scenarios he would forfeit his restricted shares and target shares. The amounts shown are the sum of the amounts shown in the Supplemental Stock Awards Table for the 2006-2008, 2007-2009 and 2008-2010 performance periods under the 2004 LTIP.

(11)	Calculated using a base salary of $700,000 for the years 2009 through 2011.

(12)	If Mr. Tanous voluntarily ends his employment with the Company for any reason prior to completion of two years of service, he must reimburse the Company for a pro-rated portion of his $100,000 starting bonus. The amount of the reimbursement as of December 31, 2008 was calculated as follows: [1-(20/24)] x $100,000.

(13)	Calculated as follows: ($375,000 base salary + $206,250 AIP target award for 2008) x 1.5.

(14)	In the event of Mr. Tanous’ termination by the Company due to disability, he is entitled to 60% of base annual salary from the date of termination through the expiration date of the employment agreement on April 29, 2010. Calculated as follows at December 31, 2008: ($375,000 / 12) x 60% x 16 months. The amount shown in the table will be reduced by any proceeds from Social Security and disability insurance policies provided by and at the expense of the company.

(15)	In the event of Mr. Tanous’ death, his current annual base salary will be paid to his beneficiary in twelve equal monthly installments.

In addition to the items disclosed in the table above, in the case of “Involuntary Without Cause” and “Voluntary With Good Reason” terminations, the agreements with Mr. Garcia and Mr. Ziegler provide continuing coverage for all purposes for a period of three years for Mr. Garcia and a period of two years for Mr. Ziegler after the date of termination of employment for the executive and his eligible dependents under all of our benefit plans in effect as of the date of termination of employment.

The agreements with Mr. Garcia and Mr. Ziegler also provide for certain additional payments by us. In the event that any payment or distribution by us to or for the benefit of the executive, whether paid or payable pursuant to the terms of their agreements or otherwise, is determined to be subject to the excise tax imposed by Section 4999 of the Code as an excess parachute payment, as that term is used and defined in Sections 4999 and 280G of the Code, the executive is entitled to receive an additional payment (a “gross-up payment”) in an amount equal to the then current rate of tax under Section 4999 multiplied by the total of the amounts so paid or payable, including the gross-up payment, which are deemed to be a part of an excess parachute payment.

As previously noted, part of Mr. Cavanaugh’s employment agreement includes an award of 16,000 shares of our Class A common stock to be issued as follows: 10% six months after date of hire; 20% on the first anniversary of the date of hire; 30% on the second anniversary of the date of hire; and the final 40% on the third anniversary of the date of hire. If he is terminated for “Cause” or voluntarily leaves the company for other than “Good Reason”, Mr. Cavanaugh forfeits any unissued shares. If he leaves the company as a result of death, permanent disability or termination without “Cause” or termination for “Good Reason”, he retains all previously issued shares and any unissued shares will be issued on the first day of the seventh month following termination of employment. Mr. Cavanaugh will be paid dividends on these shares equal to such dividend per share multiplied by the number of shares that have not yet been issued.

Stock Purchase and Retention Program

In 2005, our board of directors approved an executive stock ownership program that required our then incumbent chief executive officer and executive vice presidents to attain a certain level of ownership of our Class A common stock within a prescribed period of time. As of June 25, 2008, Mr. Garcia was the only remaining executive officer subject to the executive stock ownership program.

On December 9, 2008, our board of directors terminated the executive stock ownership program and replaced it with an officers’ stock purchase and retention program. This program applies to all officers who participate in our AIP. Each participant is required annually to purchase shares of our Class A common stock, the aggregate purchase price of which must equal at least ten percent (10%) of the value of the officer’s most recent AIP award. Shares of our Class A common stock previously acquired and shares purchased in an officer’s 401(k) savings plan do not count toward the minimum annual purchase requirement. AIP participants are required to retain a portion of the stock purchased pursuant to this program until six months after the date on which such participant ceases to be an officer of the company; however, the six-month post employment retention period does not apply in the event of the death of a participant.

Except for shares acquired under our LTIP that may be applied to an officer’s purchase requirement, officers who purchase an amount of our Class A common stock in excess of the minimum annual purchase requirement may carry forward the value of the additional shares purchased and apply it toward any minimum annual purchase requirement for the following year or years. The program provides that an officer who does not satisfy the minimum annual purchase requirement in any year shall not be eligible for an AIP award for the following year. Our compensation committee retains the discretion to grant exceptions to the purchase and retention requirements, and to suspend the program entirely, where the application of these requirements would result in a hardship. The first year during which participants will be required to purchase stock will be 2010.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers, subject to an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Our AIP and LTIP awards are performance-based and have been approved by our shareholders. As such, payments made under these plans are not included in the $1.0 million limit on deductible compensation. All of our incentive awards and individual incentive awards are subject to federal income, FICA and other tax withholdings as required by applicable law.

We believe all compensation paid in 2008, 2007 and 2006 to our NEO’s is tax-deductible under Section 162(m) of the Code, except for certain amounts related to the payout of Mr. Ziegler’s SERP benefits in 2008 and the 2007 settlement of Mr. Brinling’s SERP benefit following his retirement and prior to his re-employment. While our compensation committee intends to continue to provide compensation opportunities to our executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of our shareholders to provide non-tax deductible compensation.

EXECUTIVE COMPENSATION

The following table sets forth the compensation during 2008, 2007 and 2006 for our NEOs. Compensation disclosed herein is for services rendered in all capacities to us, EFL, the Exchange and their subsidiaries and affiliates. Compensation is allocated among us, the Exchange, EFL and their subsidiaries and affiliates according to an estimated proportion of the executives’ time dedicated to the affairs of various entities. Our share of total compensation expense in 2008, 2007 and 2006 was 55.8%, 52.8% and 52.7%, respectively. Amounts indicated are pre-individual income taxes.

Summary Compensation Table

							Change
							in Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred	All
				Stock	Option	Compen-	Compensation	Other
Name and				Awards	Awards	sation	Earnings (1)	Compensation	Total
Principal Position	Year	Salary($)	Bonus($)	($)	($)	($)	($)	($)	($)

Terrence W. Cavanaugh	2008	274,615	0	719,586	0	576,940	99,414	128,304	1,798,859
President and CEO(2)
John J. Brinling, Jr.	2008	639,953	44,445	215,942	0	580,151	36,915	160,425	1,677,831
Former President and CEO(3)	2007	336,660	73,763	1,048,948	0	244,688	0	1,036,820	2,740,879
	2006	306,023	0	479,762	0	106,022	35,559	80,580	1,007,946
Philip A. Garcia,	2008	402,395	0	453,686	0	280,630	0	1,257,500	2,394,211
Executive Vice President and	2007	398,015	0	540,030	0	221,317	118,651	44,640	1,322,653
Chief Financial Officer	2006	375,569	0	608,142	0	189,809	46,180	60,280	1,279,980
Thomas B. Morgan,	2008	107,023	60,109	250,666	0	0	0	2,247,626	2,665,424
Former Executive Vice President,	2007	377,028	0	551,189	0	247,765	41,998	42,450	1,260,430
Insurance Operations(4)	2006	353,440	0	514,817	0	233,741	28,306	35,648	1,165,952
Douglas F. Ziegler,	2008	347,758	0	185,913	0	232,615	0	764,084	1,530,370
Senior Vice President, Chief	2007	327,380	44,484	417,805	0	32,673	132,439	20,962	975,743
Investment Officer and Treasurer	2006	309,692	0	481,004	0	170,518	64,913	26,868	1,052,995
Michael J. Krahe,	2008	174,231	8,923	194,653	0	0	1,271,127	1,391,174	3,040,108
Former Executive Vice President,	2007	296,385	0	344,709	0	165,000	101,904	43,031	951,029
Human Development and Leadership(5)	2006	277,374	36,122	363,280	0	140,650	48,817	30,243	896,486
James J. Tanous	2008	375,000	0	153,018	0	261,525	79,755	89,444	958,742
Executive Vice President,	2007	242,308	100,000	76,123	0	126,370	61,057	67,932	673,790
Secretary and General Counsel
Michael S. Zavasky	2008	319,972	0	143,134	0	212,932	272,423	33,730	982,191
Executive Vice President, Insurance Operations

(1)	Mr. Garcia, Mr. Morgan and Mr. Ziegler had decreases in pension value of $413,784, $145,547, and $443,452, respectively, because of lump sum payouts under the SERP during 2008. The negative values are not disclosed herein. See the pension plan section for additional information.

(2)	Mr. Cavanaugh joined the company as our president and CEO effective July 29, 2008.

(3)	Mr. Brinling served as our interim president and CEO beginning August 1, 2007. Mr. Brinling served in this position until July 29, 2008, and remained employed with us until September 30, 2008 after Mr. Cavanaugh was hired to help ensure a smooth transition.

(4)	Mr. Morgan resigned as our executive vice president of insurance operations effective February 29, 2008 and remained employed with us until March 31, 2008.

(5)	Mr. Krahe resigned as our executive vice president of human development and leadership effective July 17, 2008.

Salary

Salary includes all paid time off such as vacation and company holidays.

Bonus

The bonus column includes signing, retirement and special merit bonuses, as well as terminated vacation payouts. Mr. Tanous received a signing bonus of $100,000 upon his joining the Company in April 2007.

Stock Awards: Long-Term Incentive Plans (LTIP)

In 2004, our compensation committee recommended the adoption of the 2004 LTIP and, in accordance with the Code and NASDAQ rules, the holders of our Class B common stock approved the 2004 LTIP at our 2004 annual meeting. The 2004 LTIP became effective March 2, 2004. Our compensation committee administers the 2004 LTIP. Our compensation committee is authorized to grant restricted performance shares to participants. Restricted performance shares represent a right to receive shares of Class A common stock based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by our compensation committee at the time of the award. At the time restricted performance shares are granted, our compensation committee specifies in writing:

•	the performance goals applicable to the award, the weighting of such goals and the performance period during which the achievement, or the level of achievement, of the performance goals are to be measured;

•	the number of shares of Class A common stock that may be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount will be determined; and

•	any other terms and conditions our compensation committee determines to be appropriate.

Following completion of the applicable performance period, our compensation committee will determine whether the applicable performance goals were achieved, or the level of such achievement, and the number of shares, if any, earned by the participant based upon such performance. We will then issue to the participant the number of restricted shares of Class A common stock earned pursuant to the award for the relevant performance period. If a participant ceases to be an employee prior to the end of a performance period by reason of death, disability or normal or early retirement (as defined in our qualified pension plan for employees), the participant may receive all or such portion of his or her award as may be determined by our compensation committee in its discretion; however, a participant will not receive less than the total number of restricted shares of Class A common stock earned pursuant to such participant’s award based upon performance during a performance period that is deemed to end on the last day of the year in which employment terminates. If a participant ceases to be an employee of us or any subsidiary or affiliate of us prior to the end of a performance period for any reason other than death, disability or normal or early retirement, the participant may receive all or such portion of his or her award as may be determined by our compensation committee in its discretion. A participant who is terminated for cause is not entitled to receive payment of any award for any performance period. The maximum number of shares of Class A common stock that may be earned under the 2004 LTIP by any single participant during any one calendar year is 250,000 shares.

Prior to the 2004 LTIP, we had a Pre-2004 LTIP, of which the last performance period of 2003-2005 became fully vested at December 31, 2008. The Pre-2004 LTIP was designed to enhance our growth and profitability by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on our performance, to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of our shareholders. Each participant was granted awards of phantom share units under the Pre-2004 LTIP based upon a target award calculated as a percentage of the participant’s base salary. The total value of any phantom share units was determined at the end of the performance period based upon the growth in our retained earnings. Each participant was then entitled to receive restricted shares of Class A common stock equal to the dollar value of the phantom share units at the end of the performance period.

Stock Awards: Restricted Stock Units

As part of Mr. Cavanaugh’s employment agreement, he was awarded 16,000 shares of our Class A common stock to be issued ratably through July 29, 2011. Mr. Cavanaugh will be paid dividends on these shares equal to such dividend per share multiplied by the number of shares that have not yet been issued. The value of these restricted stock units, as presented in the table below, totaling $602,080 was determined using a market value of our Class A common stock at December 31, 2008.

The table below sets forth, with respect to the amounts shown in the “Stock Awards” column of the Summary Compensation Table above, the dollar amount of the change in our recorded estimates for open performance periods under the 2004 LTIP, the change in market value for unvested shares under the Pre-2004 LTIP, as well as the restricted stock units issued to Mr. Cavanaugh.

Supplemental Stock Awards Table

		2004 LTIP					Pre-2004 LTIP
		2008-2010	2007-2009	2006-2008	2005-2007	2004-2006	Change in	Restricted
		Performance	Performance	Performance	Performance	Performance	Market	Stock
Name	Year	Period(1)($)	Period(1)($)	Period(1)($)	Period(2)($)	Period(2)($)	Value(3)($)	Units(4)($)	Total ($)

Terrence W. Cavanaugh(5)	2008	117,506	n/a	n/a	n/a	n/a	n/a	602,080	719,586
John J. Brinling, Jr.(6)	2008	149,316	131,314	(49,440)	(1,344)	n/a	(13,904)	n/a	215,942
	2007	n/a	249,314	387,407	451,883	(12,702)	(26,954)	n/a	1,048,948
	2006	n/a	n/a	8,756	146,806	278,374	45,826	n/a	479,762
Philip A. Garcia(7)	2008	163,065	191,207	117,517	(1,205)	n/a	(16,898)	n/a	453,686
	2007	n/a	114,521	180,707	283,387	(16,192)	(22,393)	n/a	540,030
	2006	n/a	n/a	12,600	205,255	354,681	35,606	n/a	608,142
Thomas B. Morgan(8)	2008	0	136,271	127,232	(1,101)	n/a	(11,736)	n/a	250,666
	2007	n/a	122,962	195,616	258,705	(13,511)	(12,583)	n/a	551,189
	2006	n/a	n/a	13,640	187,370	295,877	17,930	n/a	514,817
Douglas F. Ziegler	2008	50,399	51,720	95,915	(913)	n/a	(11,208)	n/a	185,913
	2007	n/a	83,923	147,430	214,740	(13,325)	(14,963)	n/a	417,805
	2006	n/a	n/a	10,281	155,523	292,098	23,102	n/a	481,004
Michael J. Krahe(9)	2008	47,603	82,040	74,675	(752)	n/a	(8,913)	n/a	194,653
	2007	n/a	74,012	114,802	176,664	(9,576)	(11,193)	n/a	344,709
	2006	n/a	n/a	8,005	127,999	210,355	16,921	n/a	363,280
James J. Tanous(10)	2008	68,662	84,356	n/a	n/a	n/a	n/a	n/a	153,018
	2007	n/a	76,123	n/a	n/a	n/a	n/a	n/a	76,123
Michael S. Zavasky	2008	59,493	48,735	49,485	(490)	n/a	(14,089)	n/a	143,134

(1)	Under the 2004 LTIP, the accrual for an open performance period is calculated by first multiplying the number of target shares awarded to the executive by an LTIP performance factor to determine the estimated number of shares that will be earned for the three-year performance period. The LTIP performance factor is determined by the difference between our results under our estimated performance measures and the results of our peer group over the three-year performance period. The estimated performance measures are based on Company projections of its own future results for 2009 and 2010, as well as projections of financial performance for seven of our property/casualty insurance peers. The minimum and maximum LTIP performance factors are 0 and 2.5 respectively. The estimated number of shares that will be earned for the performance period is then multiplied by the share price at the end of the current year. This total award is then pro-rated for the completed portion of the performance period.

(2)	Amounts shown for the 2005-2007 performance period in 2008 represent the true-up of amounts previously reported. The performance period ended December 31, 2007, and shares were distributed in May 2008.

Amounts shown for the 2004-2006 performance period in 2007 represent the true-up of amounts previously reported. The performance period ended December 31, 2006, and shares were distributed in May 2007.

(3)	A change in market value is recorded for the unvested shares under closed performance periods of the Pre-2004 LTIP; the Pre-2004 LTIP has a three-year performance period followed by a three-year vesting period. The closing share prices at December 31, 2008, 2007, 2006 and 2005 were $37.63, $51.89, $57.98 and $53.20, respectively. All Pre-2004 LTIP shares were paid out on January 23, 2009, except for deferred shares held by certain executives, including Mr. Zavasky.

(4)	Mr. Cavanaugh is the only NEO with restricted stock units. Mr. Cavanaugh’s 16,000 restricted stock units were valued using the closing share price of $37.63 at December 31, 2008. See also Stock Awards: Restricted Stock Units.

(5)	Mr. Cavanaugh did not officially participate in the LTIP for the 2008-2010 performance period because his service began too late in the year to qualify. However, in accordance with his employment agreement, he will receive stock outside the plan using the same measurements and criteria that were used for Mr. Brinling. The award amount shown in the table has been pro-rated to reflect the portion of the 3-year period he serves as our president and CEO.

(6)	Mr. Brinling’s 2008 amounts for the 2008-2010 and 2007-2009 performance periods reflect the awards earned as president and CEO. The value reported for the 2006-2008 performance period reflects $155,318 in stock awards issued to Mr. Brinling on May 22, 2008 related to his prior position of executive vice president of EFL, as well as a change in accrual related to his service as president and CEO. The stock awards related to Mr. Brinling’s service as president and CEO have been pro-rated for the time served in that position, and they will be paid in cash rather than issued in stock. The values shown in the change in market value column relate to his prior position and include the change in market value for 975 unvested shares under the Pre-2004 LTIP; these shares were paid to Mr. Brinling on January 22, 2009.

Mr. Brinling’s 2007 amounts reflect the awards earned as executive vice president of EFL, and as president and CEO of the Company. While serving as president and CEO during 2007, Mr. Brinling was precluded from officially participating in the LTIP for the 2007-2009 performance period because he was not enrolled during the first 90 days of the performance period. However, in accordance with his compensation arrangement, he will receive a payment outside of the plan using the same measurements and criteria that would have been used for our former CEO had he not resigned. Accordingly, we have included these payments in the above table. Amounts shown in the table above related to Mr. Brinling’s prior position as executive vice president of EFL were $125,570, $202,655 and $(12,702) for the 2006-2008, 2005-2007, and 2004-2006 performance periods, respectively. The values shown in the change in market value column also relate to his prior position and include the change in market value for 3,065 unvested shares and 3,666 shares deferred under the Pre-2004 LTIP. The changes in market value related to the deferred shares include a decrease of $8,288 in 2007 and an increase of $15,415 in 2006. For 2007, the change was computed using the average of the high and low share price on the May 24, 2007 distribution date.

(7)	Under Mr. Garcia’s retention agreement, December 31, 2009 will be the performance end date for all open performance periods. For the 2007-2009 and 2008-2010 performance periods, respectively, he will receive 2/3 and 1/3 of the award earned. An accrual of $47,933 has been recorded for the 2009-2011 performance period using prior year estimates since no plan details have been finalized; this amount is included in the 2008-2010 column.

(8)	Mr. Morgan’s severance agreement specified December 31, 2008 as the performance end date for the 2006-2008 and 2007-2009 performance periods. For the 2006-2008 and 2007-2009 performance periods, respectively, he will receive 100% and 2/3 of the award earned.

(9)	Mr. Krahe’s separation agreement specified December 31, 2008 as the performance end date for the 2006-2008, 2007-2009 and 2008-2010 performance periods. For the aforementioned performance periods, he will receive 100%, 2/3 and 1/3 of the awards earned, respectively.

(10)	Mr. Tanous did not officially participate in the LTIP for the 2007 — 2009 performance period because his service began too late in the year to qualify. He will receive stock outside the plan using the same measurements and criteria that would have been used if he were enrolled in the plan.

Non-Equity Incentive Plan Compensation: Annual Incentive Plan (AIP)

The AIP is a performance-based incentive plan that pays annual cash bonuses to our executive officers, senior vice presidents and regional vice presidents. The cost of the plan is charged to operations as the compensation is earned over the performance period of one year. Amounts reported in the Summary Compensation Table for the AIP represent the estimated amounts payable for the 2008 performance period. On February 21, 2008, our board of directors accepted and ratified the certification of the performance goals for the 2007 AIP awards. On April 7, 2008, they established the performance goals for the 2008 AIP and for the 2008-2010 performance period under the 2004 LTIP.

Under our deferred compensation plan, executives can elect to defer 100% of their AIP amounts earned. Deferral elections must be made before the beginning of the calendar year for which each bonus is earned. Deferred amounts, if any, are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Mr. Cavanaugh did not officially participate in the 2008 AIP because his service began too late in the year to qualify. However, he will receive a payment outside the plan as outlined in his employment agreement. This agreement gives him credit for a full year of service and guarantees a minimum bonus amount of $455,000. The amount disclosed for Mr. Cavanaugh in the Summary Compensation Table is the current estimate of the amount expected to be paid to him.

Mr. Brinling’s 2008 AIP bonus is pro-rated for his partial year of service. Mr. Morgan and Mr. Krahe forfeited their 2008 AIP bonus upon termination.

Mr. Brinling and Mr. Tanous did not officially participate in the 2007 AIP because service began too late in the year to qualify. However, they did receive payments outside the plan pro-rated for a partial year of service.

Pension Plan

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The Summary Compensation Table above includes the net change in the present value of accrued benefits from December 31, 2007 to December 31, 2008 under our retirement plan, a tax-qualified defined benefit pension plan, and our SERP, a non-qualified defined benefit arrangement.

We calculated the present values using assumptions consistent with those disclosures under FAS 87, “Employers’ Accounting for Pensions,” including for December 31, 2006, 2007 and 2008 discount rates of 6.25%, 6.62% and 6.06%, respectively, (5% post-retirement discount rate for our SERP).

There are no above-market or preferential non-qualified deferred compensation earnings to disclose in this column. See the discussion related to the Nonqualified Deferred Compensation Table for a description of the investment funds and earnings.

The Pension Benefits Table includes the present value of accrued benefits under our defined benefit pension plan and our SERP as of December 31, 2008. With the exception of Mr. Cavanaugh and Mr. Tanous, each NEO is 100% vested in our retirement plan.

Pension Benefits Table

		Number
		of Years	Present Value of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit ($)	Last Fiscal Year ($)

Terrence W. Cavanaugh(1)	Retirement	1	18,961	0
	SERP	1	80,453	0
John J. Brinling, Jr.(2)	Retirement	30	828,201	61,822
Philip A. Garcia(3)	Retirement	28	425,447	0
	SERP	28	185,000	1,805,726
Thomas B. Morgan(4)	Retirement	12	105,654	0
	SERP	12	0	560,736
Douglas F. Ziegler(5)	Retirement	21	463,398	0
	SERP	21	0	1,105,489
Michael J. Krahe(6)	Retirement	22	383,692	0
	SERP	22	1,580,698	0
James J. Tanous	Retirement	2	51,225	0
	SERP	2	89,587	0
Michael S. Zavasky	Retirement	30	551,427	0
	SERP	30	717,440	0

(1)	Mr. Cavanaugh’s employment agreement provides for 100% vesting of his SERP benefit as of the day before the termination of his employment with the company, regardless of his number of years of service with the company. When such benefit is calculated, it will assume that Mr. Cavanaugh is 100% vested in the basic retirement plan regardless of actual vesting.

(2)	The value shown for Mr. Brinling’s retirement plan is the present value, as of December 31, 2008, of the pension benefits he is currently receiving. Mr. Brinling has no SERP present value because an annuity was purchased for his SERP benefit following his retirement in 2007. In accordance with the terms of his employment as president and CEO, no additional retirement benefits or SERP benefits were accrued. In lieu of participation in the pension plans, Mr. Brinling will receive a lump sum payment equal to 16% and 17.5%, respectively, of the base salary paid to him in 2007 and 2008, plus hypothetical interest based on the same rate offered by the Fidelity Investments money market fund in our 401(k) plan. This amount is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

Mr. Brinling’s payments from the retirement plan totaled $61,822 in 2008.

(3)	Mr. Garcia received a lump sum distribution of accrued and additional SERP benefits on December 12, 2008. The related tax gross up is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

The SERP amount in the above table is the estimated lump sum that will be paid to Mr. Garcia for an additional three years of credited service, in accordance his retention agreement.

(4)	Pursuant to his severance agreement, on October 1, 2008 Mr. Morgan received a lump sum payment as settlement of his accrued SERP benefit. The related tax gross up is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

(5)	Mr. Ziegler received a lump sum distribution of accrued and additional SERP benefits on December 12, 2008. The related tax gross up is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

(6)	Mr. Krahe’s present value of accumulated SERP benefit is the present value of the lump sum amount of $1,588,467 paid to him on February 2, 2009, discounted to December 31, 2008.

The present value information presented in the Pension Benefits Table utilizes assumptions consistent with those used for fiscal year 2008 disclosure under FAS 87, including a 6.06% discount rate as of December 31, 2008 (5% post-retirement discount rate for our SERP) and assumes retirement at age 65 for our retirement plan and our SERP and no pre-retirement decrements.

Normal retirement age under both our retirement plan and our SERP is age 65 because that is the earliest time that an executive could retire and commence benefit payments under the plans without any benefit reduction due to age, unless the executive is covered by an employment agreement that provides for unreduced benefits.

Under our retirement plan, the executive’s final average earnings are the average of the executive’s highest 36 consecutive months of compensation during his final 120 months of employment. Under our SERP, the executive’s final average earnings are the average of the executive’s highest 24 consecutive months of compensation during the executive’s final 120 months of employment. For this purpose, compensation includes base salary and a lump sum paid in lieu of a merit increase but excludes bonuses, deferred compensation plan payments and severance pay under any severance benefit plan. An executive’s compensation that exceeds annual limits imposed by the Code is excluded in computing benefits derived under our retirement plan but included in computing benefits due under our SERP.

Each executive’s “credited service” is generally defined as the executive’s years of continuous employment with us as a covered employee, up to a maximum of 30 years. Mr. Zavasky and Mr. Brinling have completed more than 30 years of service.

For purposes of determining the number of years of credited service that will be used to calculate the amount of the executive’s benefit, the executive, as well as all other employees, earns a full year of credited service for a partial year of employment as a covered employee. The Pension Benefits Table reflects the recognition of a full year of credited service for a partial year of employment as of December 31, 2008.

Executive service in our SERP means employment with the Company as both a covered employee and a senior vice president or higher-ranking executive.

Our retirement plan’s benefit formula at normal retirement age is 1.0% of the executive’s final average earnings up to the social security-covered compensation level (an amount published each year by the Social Security Administration) plus 1.5% of the final average earnings in excess of the social security covered compensation level with the resulting sum multiplied by the executive’s years of credited service, up to a maximum of 30 years. Our retirement plan’s benefit is accrued in the form of a single life annuity with optional actuarially-equivalent forms of payment available.

The SERP’s benefit formula at normal retirement age is equal to 60% of SERP final average earnings, reduced proportionately for less than 30 years of credited service. This benefit is accrued in the form of a 10-year certain and life annuity. The executive’s benefit that is payable under our retirement plan is subtracted from our SERP benefit. For purposes of this offset, such monthly benefits which are payable in a form other than a 10-year certain and life thereafter annuity are converted to a monthly benefit which is the actuarial equivalent of a 10-year certain and life thereafter annuity. Optional actuarially-equivalent forms of payment are available under our SERP. The SERP has been amended to provide that, effective January 1, 2009, a lump sum is the only available form of payment.

Each executive may become eligible for a SERP benefit only in the event that:

•	the executive is vested under our retirement plan;

•	the executive is entitled to receive a benefit under our retirement plan;

•	prior to the executive’s termination of employment, the executive has become vested in our SERP benefit according to the following schedule:

Years of Executive Service	Vested Percentage

Less than 1	0%
1 but less than 2	20
2 but less than 3	40
3 but less than 4	60
4 but less than 5	80
5 or more	100

•	the executive’s termination of employment with us is either:

•	also a termination from executive service; or

•	occurs within 12 months after the executive transfers from, or otherwise leaves, executive service.

Executives in our retirement plan and our SERP are eligible for early retirement after attaining age 55 and completing at least 15 full years of service as a covered employee. The executive’s early retirement benefit under these plans is reduced by 0.25% for each complete calendar month up to 60 months and 0.375% for each complete calendar month in excess of 60 months by which the executive’s early retirement benefit commencement date precedes such executive’s normal retirement date. Mr. Ziegler and Mr. Zavasky have satisfied the plans’ eligibility requirements for early retirement.

See also “Postretirement Benefit Plans,” in the notes to consolidated financial statements included in our 2008 annual report that describes plan assumptions in more detail.

All Other Compensation

Supplemental Table for All Other Compensation

			Dividends,
			Deferred			Supple-
			Dividends	Life		mental	Tax	Member-
		Special	& Related	Insurance	401(k)	401(k)	Gross-	ship
		Payments	Earnings	Premiums	Match	Match	Ups	Dues	Other
Name	Year	(1)($)	(2)($)	(3)($)	(4)($)	(5)($)	(6)($)	(7)($)	(8)($)	Total ($)

Terrence W. Cavanaugh	2008	0	7,040	0	0	0	36,799	5,339	79,126	128,304
John J. Brinling, Jr.	2008	0	2,636	12,060	9,200	0	12,143	6,303	118,083	160,425
	2007	0	9,214	28,098	9,000	0	938,477	2,407	49,624	1,036,820
	2006	0	17,513	27,788	8,800	3,441	19,281	980	2,777	80,580
Philip A. Garcia	2008	0	3,182	9,737	9,200	0	1,228,822	5,869	690	1,257,500
	2007	0	7,392	9,737	9,000	0	10,671	7,150	690	44,640
	2006	0	12,193	9,737	8,800	6,223	11,497	10,780	1,050	60,280
Thomas B. Morgan	2008	1,944,190	1,995	5,500	4,281	0	282,656	6,129	2,875	2,247,626
	2007	0	3,980	5,500	9,000	6,081	10,370	7,219	300	42,450
	2006	0	5,711	5,500	8,800	5,338	6,464	1,705	2,130	35,648
Douglas F. Ziegler	2008	0	2,119	0	9,200	4,710	742,575	1,366	4,114	764,084
	2007	0	4,882	0	9,000	4,095	0	1,047	1,938	20,962
	2006	0	7,826	0	8,800	3,588	816	3,900	1,938	26,868
Michael J. Krahe	2008	1,353,047	1,634	6,870	6,969	0	11,284	6,878	4,492	1,391,174
	2007	0	3,622	6,870	9,000	2,855	11,665	8,300	719	43,031
	2006	0	5,690	6,870	8,800	2,295	4,871	590	1,127	30,243
James J. Tanous	2008	0	0	0	9,200	0	22,534	1,468	56,242	89,444
	2007	0	0	0	9,000	0	17,688	0	41,244	67,932
Michael S. Zavasky	2008	0	2,389	0	9,200	3,599	1,955	8,234	8,353	33,730

(1)	The special payments for Mr. Morgan were a single lump sum payment of $1,875,000, as well as $69,190 to cover the cost of certain benefits and related taxes for thirty-six months, under the terms of his severance agreement.

The special payments for Mr. Krahe were a single lump sum payment of $1,296,000, as well as $57,047 to cover the cost of certain benefits and related taxes for thirty-six months, under the terms of his separation agreement.

See “Agreements with Executive Officers” for a description of these agreements.

(2)	The “Dividends, Deferred Dividends & Related Earnings” column includes dividends paid on unvested shares, as well as deferred dividends and related earnings under the Pre-2004 LTIP. For Mr. Cavanaugh, the dividends paid relate to his 16,000 restricted stock units; see “Stock Awards: Restricted Stock Units” for additional information.

(3)	We have insurance bonus agreements that provide life insurance premiums for certain executive officers.

(4)	We have a tax-qualified 401(k) savings plan for our employees. See also “Postretirement Benefit Plans,” in the notes to consolidated financial statements in our 2008 annual report for additional information.

(5)	Included in the “Supplemental 401(k) Match” column are our contributions that cannot be credited to the tax-qualified 401(k) savings plan because of compensation and contribution limits imposed by the Code. See “Nonqualified Deferred Compensation” for additional discussion.

(6)	We pay taxes on behalf of our executives for moving expenses, certain life insurance premiums, membership dues, spousal travel and other minor perquisites. The current year amounts for Mr. Garcia and Mr. Ziegler include $1,218,869 and $742,575, respectively, for the tax gross-up on the December 12, 2008 lump sum cash payments of SERP benefits. The current year tax gross-up amount of $270,790 for Mr. Morgan relates to the lump sum cash payment of SERP benefits made to him on October 1, 2008. The 2007 amount for Mr. Brinling includes $916,793 for the tax gross-up on the purchase of his SERP annuity at the time of his retirement in January 2007. See also “Pension Plan” for additional information.

(7)	We provide certain professional, dining and/or country club membership dues to certain executives.

(8)	The “Other” column includes executive physicals, the taxable value of group term life insurance, certain spousal travel costs and other miscellaneous payments. For Mr. Brinling, this column also includes lump sum amounts of $114,155 and $48,185 for 2008 and 2007, respectively, which will be paid in lieu of additional benefit accruals in the SERP and pension plan. See pension plan for additional discussion. For 2008, amounts for Mr. Cavanaugh and Mr. Tanous include moving expenses of $48,166 and $44,432, respectively. For 2007, the amount noted for Mr. Tanous includes moving expenses of $39,126.

Agreements with Executive Officers

On October 11, 2007, we entered into an arrangement with John J. Brinling, Jr. regarding his compensation and benefits for serving as our interim president and CEO. Mr. Brinling held this position until his resignation on July 29, 2008. The material terms of Mr. Brinling’s compensation arrangement included an annual salary of $815,626 and bonus payments calculated using the criteria of the Company’s Annual and Long-term Incentive Plans on a pro-rated basis for any portion of a calendar year that Mr. Brinling served as president and CEO. In addition, and in lieu of Mr. Brinling’s participation in the Company’s pension plans, we credited an amount equal to a certain percentage of his salary to a hypothetical account which will be paid to him on or about April 1, 2009.

On July 14, 2008, we entered into an employment agreement with our current president and CEO, Terrence W. Cavanaugh. The compensatory provisions of Mr. Cavanaugh’s agreement include the following:

•	A minimum annual base salary of $700,000;

•	A bonus for 2008 equal to the greater of (i) $455,000 or (ii) the bonus that would have been payable to him had he actually participated in the Company’s AIP for 2008 at a target level of sixty-five percent (65%) of annual base salary;

•	Participation in our AIP for calendar years after 2008 at a target level of at least sixty-five percent (65%) of annual base salary;

•	A 2008-2010 incentive equal to what Mr. Cavanaugh would have received had he actually participated in the 2008-2010 performance period under our LTIP based on a target percentage of eighty-five percent (85%) of annual base salary, pro-rated to reflect the period of his employment during the three-year performance period;

•	Participation in our LTIP for calendar years after 2008 at a target level of at least eighty-five percent (85%) of annual base salary;

•	Eligibility to participate in the employee benefit plans and other employee benefit arrangements made available by us from time to time to our executive officers;

•	Participation in our SERP;

•	A grant of 16,000 shares of our Class A common stock, valued at $681,920 on July 14, 2008, to be issued to Mr. Cavanaugh in four installments over the term of his employment agreement;

•	Certain perquisites and reimbursements including payment of country or social club annual membership dues, tax preparation and financial planning services, participation in our relocation program, and reimbursement of certain relocation and other expenses;

•	Vacation and other absences as are customarily granted to our other officers; and

•	In the event of termination of Mr. Cavanaugh’s employment, he shall be entitled to the following compensation:

•	If Mr. Cavanaugh terminates employment without good reason, or we terminate his employment for cause, we will pay the Mr. Cavanaugh’s salary accrued through the date of termination and any amount to which he is entitled under our incentive plans and arrangements; we will reimburse him for expenses incurred through the date of termination; and we will pay or provide for any benefits, payments, or continuation coverage to which Mr. Cavanaugh or his dependents may be entitled under law or the terms and conditions of any company-sponsored employee benefit plans or arrangements, on account of the his participation in those plans and arrangements prior to the termination of his employment, in accordance with the terms and subject to the conditions of those plans and arrangements.

•	If Mr. Cavanaugh terminates employment with good reason, or we terminate his employment without cause and not for disability, we will pay the same compensation as if he had terminated his employment without good reason or we terminated his employment for cause. In addition, we will make payment of his SERP benefits as provided under the agreement and, to the extent we had not done so already, pay the grant of 16,000 shares of our Class A common stock referred to above. We will also make a lump sum severance payment to Mr. Cavanaugh in the amount described below on the first day of the seventh (7th) month following the termination of his employment. The severance payment shall be in an amount that is equal to the greater of (1) the aggregate base salary that would be payable to Mr. Cavanaugh if his employment agreement remained in effect through December 31, 2011, and (2) one year’s base salary, taking into account, in either case, the rate of base salary in effect immediately before the termination of the his employment.

•	Should Mr. Cavanaugh’s employment terminate due to death or disability, we will pay the same compensation as if he had terminated his employment without good reason or we terminated his employment for cause. In addition, we will make payment of his SERP benefits as provided under the agreement and, to the extent we had not done so already, pay the grant of 16,000 shares of our Class A common stock referred to above.

Unless terminated earlier as provided for in the document, Mr. Cavanaugh’s employment agreement expires December 31, 2011. For a discussion of compensation payable to Mr. Cavanaugh under various termination scenarios, see “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control.”

On April 30, 2007, we entered into an employment agreement with James J. Tanous, an executive vice president who also serves as our secretary and general counsel. Under the terms of his agreement, Mr. Tanous is entitled to the following compensation:

•	A starting bonus of $100,000, a prorated portion of which must be returned if Mr. Tanous voluntarily leaves his employment with us within the first 24 months of the term of the agreement;

•	A minimum annual base salary of $375,000;

•	Eligibility to participate in our incentive compensation plans applicable to executive officers, including our AIP and LTIP;

•	Eligibility to participate in our employee benefit plans, including health care insurance, health and welfare plans, pension and retirement plans, group or individual life insurance plans, short and long-term disability plans, survivors’ benefits, executive supplemental benefits, holidays and other similar or comparable benefits made available to our employees; and

•	Vacation and other absences as are customarily granted to our other officers.

•	In the event of termination of Mr. Tanous’ employment, he shall be entitled to the following compensation:

•	If we terminate the agreement without cause, Mr. Tanous will be entitled to a lump-sum payment equal to 1.5 times his highest annual base salary plus 1.5 times the greater of either (i) any annual incentive award actually paid or (ii) the annual incentive target award in effect immediately preceding his termination.

•	If we terminate for cause, Mr. Tanous is not entitled to any additional compensation or severance benefit.

•	If we terminate due to disability, Mr. Tanous shall be entitled to receive for the remainder of the term of his agreement sixty percent (60%) of the current annual base salary to which he was entitled immediately preceding his termination.

•	In the event of Mr. Tanous’ death during the term of his agreement, we will pay an amount equal to the annual base salary he was entitled to receive at the time of his death, in twelve (12) equal monthly installments, to a beneficiary named by him.

•	If Mr. Tanous’ employment agreement is terminated by mutual agreement, we will pay such compensation and provide such benefits, if any, as we may mutually agree upon in writing.

The term of Mr. Tanous’ agreement expires April 29, 2010. For a discussion of compensation payable to Mr. Tanous under various termination scenarios, see “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control.”

In 2007, we had substantially identical Officer Employment Agreements with four of our senior officers (Philip A. Garcia, Executive Vice President and Chief Financial Officer; Michael J. Krahe, former Executive Vice President-Human Development and Leadership; Thomas B. Morgan, former Executive Vice President — Insurance Operations; and Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer). Each of these agreements was amended in December of 2005, as more fully described in our proxy statement dated March 16, 2007, and further amended in December of 2007, as more fully described in a current Report on Form 8-K filed by us on January 3, 2008. Each of the Officer Employment Agreements provided that its term would expire on December 11, 2008, unless earlier terminated in accordance with its terms.

In connection with its review of the Officer Employment Agreements for purposes of determining what changes were needed to comply with recently adopted changes to the federal tax laws regarding deferred compensation, and in the context of structuring a former president and CEO’s post-employment arrangement, our board of directors decided that it would not renew or extend the term of the Officer Employment Agreements for these four senior officers nor replace them with new agreements. Accordingly, the Company and each of the four senior officers named above entered into an Amendment and Payment Designation Agreement dated December 31, 2007, which (a) confirmed that each of the Officer Employment Agreements would expire on December 11, 2008, unless sooner terminated, (b) confirmed the continuation of certain provisions that provide post-expiration protection to each senior officer, and (c) set a specific date and method of payment of SERP benefits, as required by the new tax rules on deferred compensation.

During 2008, the Officer Employment Agreements, as amended by the Amendment and Payment Designation Agreements, expired or were terminated as follows:

•	The agreement with Mr. Morgan was terminated by the terms of his Severance Agreement dated February 28, 2007. Mr. Morgan’s Severance Agreement, described in a current Report on Form 8-K/A filed by us on March 3, 2008, contains the following compensatory provisions:

•	A lump-sum payment to Mr. Morgan of $1,875,000 (less required tax withholdings) on June 9, 2008;

•	Payment to Mr. Morgan on October 1, 2008 of the full amount of his SERP benefits plus a tax gross-up on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

•	Lump sum cash payments to Mr. Morgan on October 1, 2008 and January 15, 2009, of his accounts under our deferred compensation plan.

•	Upon his termination of employment, Mr. Morgan vested in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which we issued 823 shares of the Company’s Class A common stock (less required tax withholdings) to Mr. Morgan in January 2009. With respect to performance based awards under the 2004 LTIP, the performance period with respect to awards made to Mr. Morgan for the 2006-2008 and 2007-2009 performance periods will be treated as having ended on December 31, 2008, and we will issue to Mr. Morgan shares of our Class A common stock representing 100% and 2/3 of the earned award for each of those performance periods (less required tax withholdings), respectively.

•	Mr. Morgan is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as existed immediately prior to the date he terminated his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010 and 201.

•	The agreement with Mr. Krahe was terminated by the terms of his Separation Agreement dated June 25, 2008. Mr. Krahe’s Separation Agreement, described in a current Report on Form 8-K filed by us on June 26, 2008, contains the following compensatory provisions:

•	Separation payments of $1,296,000 and $97,500 (less required tax withholdings) to be made on July 31, 2008 and February 16, 2009, respectively;

•	Payment to Mr. Krahe of the full amount of his SERP benefits, plus a gross-up on a portion of that amount, in full satisfaction of all his benefits under our SERP;

•	A lump-sum payment on February 16, 2009 of the balance in Mr. Krahe’s Deferred Compensation Plan accounts;

•	Mr. Krahe received 625 shares of our Class A common stock (less required tax withholdings) in full satisfaction of all obligations under our Pre-2004 LTIP.

•	Under our 2004 LTIP, Mr. Krahe’s participation in the 2006-2008, 2007-2009 and 2008-2010 performance periods are treated as having ended on December 31, 2008 and we will issue to Mr. Krahe shares of our Class A common stock representing 100%, 2/3 and 1/3 of the earned award for each of those performance periods (less required tax withholdings), respectively; and

•	For a period of three years, Mr. Krahe is entitled to the continuation of his health, life insurance and other benefits, and to reimbursement for annual premiums he pays on a life insurance policy.

•	The agreement with Mr. Ziegler expired according to its terms on December 11, 2008. For a discussion regarding certain continuing benefits Mr. Ziegler is entitled to following the expiration of his agreement, see “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control.”

•	Mr. Garcia’s agreement was terminated by the terms of his Executive Retention Agreement dated June 25, 2008, as more fully described below.

On June 25, 2008, we entered into an Executive Retention Agreement with Mr. Garcia which was described in a current Report on Form 8-K filed by us on June 26, 2008. The Retention Agreement provides for the resolution of all matters related to Mr. Garcia’s continued employment during the retention period, as well as obligations of the Company to Mr. Garcia under his employment agreement, the Pre-2004 LTIP, the 2004 LTIP, the SERP and our Deferred Compensation Plan. The material compensatory provisions of Mr. Garcia’s retention agreement are as follows:

•	Separation pay of $1,750,000 in a lump sum payment, which will be paid to Mr. Garcia (less required tax withholding) on the first day of the seventh month after termination of his employment with the Company. Mr. Garcia will also receive an additional $100,000 in a lump sum payment (less required tax withholding) within five days after the end of the retention period.

•	We will pay Mr. Garcia the amount of his SERP benefits, plus a tax gross-up on a portion of that amount, in full satisfaction of his benefits under the SERP.

•	Lump sum cash payments to Mr. Garcia of the balance of his Deferred Compensation Plan accounts at various times after termination of his employment with the Company.

•	Payment of 1,185 shares of our Class A common stock (less required tax withholding), which represents the vesting of restricted stock units under our Pre-2004 LTIP. These shares were paid to Mr. Garcia in January 2009.

•	With respect to performance based awards under the 2004 LTIP, if Mr. Garcia remains employed through the retention period and the retention period ends on or after January 1, 2009, the 2007-2009, 2008-2010 and 2009-2011 performance periods will be treated as ending on December 31, 2009, and the Company will issue to Mr. Garcia shares of the Company’s Class A common stock representing 100%, 2/3, and 1/3 of the earned award for each of those performance periods (less required tax withholdings), respectively. We will issue such shares in 2010 at the time awards for the 2007-2009 performance period are paid to other 2004 LTIP participants.

•	Mr. Garcia is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as exist immediately prior to the date he terminates his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010, and 2011.

Additional Executive Compensation Policies

Nonqualified Deferred Compensation

We maintain a deferred compensation plan in which executives are eligible to participate. This plan is an unfunded, non-qualified, deferred compensation arrangement created for a select group of our management and highly compensated employees. Three of our NEO’s participated in this plan during 2008.

The deferred compensation plan is an arrangement whereby the participants can elect to defer receipt of a portion of their compensation until a later date. Executives may elect to defer up to 100% of their annual salary and up to 100% of any cash award under our AIP. Those participating in the plan select hypothetical investment funds for their deferrals and are credited with the hypothetical returns generated.

Executives identify:

•	the percentage of annual salary and bonus to be deferred;

•	the investment designation;

•	the method by which the amounts credited to the executive’s deferred compensation account are to be paid;

•	the date on which payment of the amounts credited to the executive’s deferred compensation account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

•	the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the executive dies before distribution of the amounts credited to the deferred compensation accounts is completed.

The following table summarizes NEO contributions, our contributions, credited losses, withdrawals and the aggregate balance as of December 31, 2008. Mr. Cavanaugh and Mr. Tanous do not have any nonqualified deferred compensation.

Nonqualified Deferred Compensation Table

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Losses	Withdrawals/	December 31,
Name	in 2008(1)($)	in 2008(2)($)	in 2008 ($)	Distributions ($)	2008 ($)

John J. Brinling, Jr.	0	0	(166,394)	0	478,587
Philip A. Garcia	0	0	(176,310)	0	377,273
Thomas B. Morgan	2,140	0	(52,161)	(114,191)	29,503
Douglas F. Ziegler	3,477	4,710	(180,683)	0	230,400
Michael J. Krahe	0	0	(50,005)	0	84,022
Michael S. Zavasky	19,048	3,599	(175,245)	0	212,526

(1)	Executive contributions include amounts deferred as supplemental employee contributions that could not be deferred under our tax-qualified 401(k) plan, as well as bonus amounts from the AIP that were deferred. These amounts are disclosed in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns, respectively.

(2)	Our contributions are comprised of the Company match on supplemental 401(k) employee contributions. These amounts are disclosed in the Summary Compensation Table in the “All Other Compensation” column.

With the exception of the T. Rowe Price Science and Technology Fund, the plan’s hypothetical investment funds mirror investment options that are offered to the executives in our tax-qualified 401(k) plan. As in our 401(k) plan, executives participating in our deferred compensation plan may exchange investment funds daily. The return credited to their deferred compensation plan accounts is determined by the investment results of the hypothetical investment funds selected.

Grants of Plan-Based Awards Table

									Grant
			Estimated Future Payouts			Estimated Future Payouts			Date Fair
			Under Non-Equity Incentive			Under Equity Incentive			Value
			Plan Awards(1)			Plan Awards(2)			of Stock
			Thresh-		Maxi-	Thresh-		Maxi-	and
	Performance	Grant	hold	Target	mum	hold	Target	mum	Option
Name	Period	Date	($)	($)	($)	(#)	(#)	(#)	Awards(3)($)

Terrence W. Cavanaugh	2008	7/14/08	0	455,000	910,000	n/a	n/a	n/a	n/a
	2008	7/14/08	n/a	n/a	n/a	0	16,000	16,000	681,920
	2008-2010	7/14/08	n/a	n/a	n/a	0	9,235	23,088	393,596
John J. Brinling, Jr.	2008	4/7/08	0	457,533	915,065	n/a	n/a	n/a	n/a
	2008-2010	4/7/08	n/a	n/a	n/a	0	3,912	9,780	203,737
Philip A. Garcia	2008	4/7/08	0	221,317	442,635	n/a	n/a	n/a	n/a
	2008-2010	4/7/08	n/a	n/a	n/a	0	3,860	9,650	201,029
Douglas F. Ziegler	2008	4/7/08	0	174,243	348,487	n/a	n/a	n/a	n/a
	2008-2010	4/7/08	n/a	n/a	n/a	0	4,679	11,698	243,682
Michael J. Krahe	2008-2010	4/7/08	n/a	n/a	n/a	0	1,247	3,118	64,944
James J. Tanous	2008	4/7/08	0	206,250	412,500	n/a	n/a	n/a	n/a
	2008-2010	4/7/08	n/a	n/a	n/a	0	5,395	13,488	280,972
Michael S. Zavasky	2008	4/7/08	0	167,928	335,855	n/a	n/a	n/a	n/a
	2008-2010	4/7/08	n/a	n/a	n/a	0	4,676	11,690	243,526

(1)	Amounts awarded under the AIP are disclosed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns. The maximum payout is 200% of the target award. See also the AIP discussion following the Summary Compensation Table and “Incentive Plans and Deferred Compensation,” in the notes to consolidated financial statements included in our 2008 annual report.

Mr. Cavanaugh did not officially participate in the 2008 AIP because his service began too late in the year to qualify. However, he will receive a payment outside the plan as outlined in his employment agreement. The employment agreement gives him credit for a full year of service and guarantees a minimum bonus amount of $455,000.

Mr. Brinling’s award is pro-rated to reflect his partial year of employment. Mr. Morgan and Mr. Krahe forfeited their AIP awards at termination.

(2)	Under the 2004 LTIP, our compensation committee grants performance-restricted shares to participants. These shares are disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns. The maximum payout is 250% of the target award.

Mr. Cavanaugh is not an official participant in the LTIP, however, he will receive stock payments outside the plan equal to the amount he would have earned if he were a participant, pro-rated to reflect the portion of the 3-year period he serves as our president and CEO. Additionally, Mr. Cavanaugh was awarded 16,000 restricted stock units as reflected in the above table. See “Stock Awards: Long-Term Incentive Plans (LTIP)” and “Stock Awards: Restricted Stock Units” for further discussion.

Mr. Garcia’s target LTIP award has been pro-rated giving him credit for 2 years of the 3-year period, as outlined in his retention agreement. Mr. Krahe’s target LTIP award has been pro-rated giving him credit for 1 year of the 3-year period.

Mr. Morgan forfeited his LTIP award at termination.

(3)	The grant date fair value of the award was calculated by multiplying the target equity incentive plan award by the closing share price of $52.08 on April 7, 2008, the date our compensation committee formally approved the 2004 LTIP performance goals for the 2008-2010 performance period. For Mr. Cavanaugh, the grant date value of the award was calculated by multiplying the target equity incentive plan award by the closing share price of $42.62 on July 14, 2008, the date of Mr. Cavanaugh’s employment agreement.

An executive’s target award is established by our compensation committee. The target number of performance shares for each executive is based on a competitive total direct compensation target opportunity and an agreed-upon target pay mix. The target number of LTIP shares for a performance period is determined by dividing the dollar target by the average share price for the month of December that precedes the beginning of the performance period. When our compensation committee approves target awards, it also approves the performance measures, performance goals and the calibration of shares earned at different performance levels above and below the performance goals.

Under the 2004 LTIP, the actual number and value of the restricted shares of Class A common stock paid to an executive at the end of a performance period may be more or less than the executive’s target. However, the number of restricted shares of Class A common stock issued to an executive may not exceed 250,000 shares at the end of a performance period. See also “Incentive Plans and Deferred Compensation,” in the notes to consolidated financial statements contained in our 2008 annual report.

Outstanding Equity Awards

	Stock Awards at December 31, 2008
				Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
	Number of	Market Value	Number of	Payout Value of
	Shares or	of Shares or	Unearned Shares,	Unearned Shares,
	Units of Stock	Units of Stock	Units or Other	Units or Other
	That Have	That Have	Rights That Have	Rights That Have
	Not Vested	Not Vested	Not Vested	Not Vested
Name	(#)	($)	(#)	($)

Terrence W. Cavanaugh
2008-2010	n/a	n/a	9,235	347,514
2008(1)	16,000	602,080	n/a	n/a
John J. Brinling, Jr.
2008-2010	n/a	n/a	3,912	147,209
2007-2009	n/a	n/a	13,870	521,929
2006-2008	n/a	n/a	13,988	526,369
Philip A. Garcia
2008-2010	n/a	n/a	3,860	145,252
2007-2009	n/a	n/a	13,195	496,528
2006-2008	n/a	n/a	12,538	471,805
Thomas B. Morgan
2007-2009	n/a	n/a	9,445	355,416
2006-2008	n/a	n/a	13,573	510,752
Douglas F. Ziegler
2008-2010	n/a	n/a	4,679	176,071
2007-2009	n/a	n/a	10,000	376,300
2006-2008	n/a	n/a	10,230	384,955
Michael J. Krahe
2008-2010	n/a	n/a	1,247	46,925
2007-2009	n/a	n/a	5,685	213,927
2006-2008	n/a	n/a	7,965	299,723
James J. Tanous
2008-2010	n/a	n/a	5,395	203,014
2007-2009	n/a	n/a	8,770	330,016
Michael S. Zavasky
2008-2010	n/a	n/a	4,676	175,958

(1)	Mr. Cavanaugh was awarded 16,000 restricted stock units as reflected in the above table. See “Stock Awards: Restricted Stock Units” for further discussion.

All shares in the above table were valued using the closing share price of $37.63 at December 31, 2008. With the exception of Mr. Cavanaugh’s 16,000 restricted stock units, all shares noted are outstanding under the 2004 LTIP, and any shares earned vest as of December 31 in the last year of the performance period.

The 2008-2010 performance period is valued at target in the table above because our performance for these periods is likely to approximate the performance of our peer group. For this performance period, shares have been pro-rated for Mr. Brinling, Mr. Cavanaugh, Mr. Garcia and Mr. Krahe at 25%, 81%, 66% and 33%, respectively, based on their agreements with the company. Mr. Morgan forfeited his award at termination.

The 2007-2009 performance period is valued at maximum in the table above, which is 250% of the target award, because we are outperforming our peers in combined ratio and written premiums. We expect the payout to approximate 182% of target. For this performance period, shares have been pro-rated for Mr. Brinling, Mr. Krahe and Mr. Morgan at 39%, 66% and 66%, respectively, based on their agreements with the Company.

The 2006-2008 performance period is closed and participants have vested in those shares. However, distribution of the shares will not occur until the spring of 2009 since computations require peer group data for the year ended December 31, 2008, which is not yet available. Accordingly, the amounts are reported in this table rather than the Option Exercises and Stock Vested in Fiscal Year 2008 table below. For this performance period, we have information on eleven of the twelve measurement quarters and expect the payout to be at 165% of target. Since the expected payout is above target, it is disclosed in the table above at the maximum amount of 250% of the target award. For this performance period, Mr. Brinling’s shares have been pro-rated at a rate of 39%, based on his agreement with the Company.

Option Exercises and Stock Vested in Fiscal Year 2008

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	Upon Vesting	Upon Vesting
Name	(#)	($)

John J. Brinling, Jr.	12,594	638,262
Philip A. Garcia	13,238	668,603
Thomas B. Morgan	11,826	600,667
Douglas F. Ziegler	9,919	502,434
Michael J. Krahe	8,140	412,608
Michael S. Zavasky	5,376	271,669

The number of shares acquired upon vesting relates to the Pre-2004 LTIP performance period of 2003-2005, as well as the 2004 LTIP performance period of 2005-2007. The Pre-2004 LTIP shares were valued using a $37.45 share price, which was the average of the high and low stock price on January 22, 2009, the date of delivery of the shares. The 2004 LTIP shares were valued using a $51.79 share price, which was the average of the high and low stock price on May 22, 2008, the date of delivery of the shares.

Mr. Cavanaugh and Mr. Tanous did not vest in any shares during 2008.

We do not offer option awards to our executives.

Director Compensation

The following table sets forth the compensation earned by our directors for services rendered in that capacity during 2008. Mr. Cavanaugh does not receive compensation for serving on our board of directors as that is considered as part of the duties of the president and CEO.

Director Compensation Table for 2008

			Change in
			Pension Value
			and
	Fees		Non-Qualified
	Earned		Deferred	All Other
	or Paid	Stock	Compensation	Compen-
	in Cash	Awards	Earnings	sation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Kaj Ahlmann(5)	45,000	35,493	0	0	80,493
John T. Baily(5)	29,125	35,493	0	0	64,618
J. Ralph Borneman, Jr.	82,750	(19,709)	5,011	0	68,052
Terrence W. Cavanaugh(6)	n/a	n/a	n/a	n/a	n/a
Patricia A. Garrison-Corbin	74,750	(19,709)	0	0	55,041
Jonathan Hirt Hagen	98,250	5,583	0	0	103,833
Susan Hirt Hagen	65,000	(19,709)	0	22,697	67,988
Thomas B. Hagen	76,500	24,279	0	22,717	123,496
C. Scott Hartz	98,000	(11,509)	0	0	86,491
Claude C. Lilly, III	100,625	(19,709)	0	0	80,916
Lucian L. Morrison	81,000	15,007	0	0	96,007
Thomas W. Palmer	76,500	15,008	0	0	91,508
Elizabeth A. Vorsheck	72,750	24,279	0	0	97,029
Robert C. Wilburn	93,500	(19,709)	0	0	73,791

(1)	For further information on directors’ compensation, see “2008 Director Compensation” below.

(2)	Amounts reported in this column represent the change in accrual during 2008 in the directors’ vested deferred stock account under the outside directors deferred compensation plan. This amount reflects changes in share price from 2007 to 2008 for vested share credits, the vesting of share credits during the year and dividend equivalent credits added to the account when dividends are paid on shares of our Class A common stock. See “2008 Director Compensation” below for a more detailed explanation of the deferred stock account. For certain directors, negative amounts appear because the decrease in market value on share credits and dividend equivalent credits exceeded the value of current year amounts awarded.

(3)	This amount represents the increase in present value from December 31, 2007 to December 31, 2008 for Mr. Borneman, the only director who is a participant in a frozen pension plan for outside directors. The present values were calculated using an annual benefit of $15,000 and discount rates of 6.62% and 6.06% at December 31, 2007 and 2008, respectively. No pre-retirement decrements are assumed prior to the beginning of the receipt of benefits at age 75 (payable for 21 quarters). All other assumptions are the same as used for the FAS 87 valuations.

(4)	Mrs. Hagen and Mr. Thomas Hagen received $22,697 and $22,717, respectively, as indemnification for early repayments on split-dollar life insurance policies.

(5)	Mr. Ahlmann and Mr. Baily did not stand for re-election to the board. As a result, fees earned by these directors represent only partial year values. Additionally, their vested stock was distributed to them on May 15, 2008.

(6)	Mr. Cavanaugh joined the board after being hired as president and CEO on July 29, 2008.

2008 Director Compensation

The annual retainer in 2008 for our directors for services to us is $30,000, plus $1,500 for each board of directors or committee meeting attended. Committee chairpersons each receive an additional $5,000, except for our audit committee chairperson who receives $8,500. In lieu of committee meeting fees and committee chair fees, the chairman of our board, who is ex officio a member of all committees, receives an additional annual fee of $30,000. Directors are paid retainers quarterly, and all directors are reimbursed for their expenses incurred for attending meetings.

The discussions herein reflect directors’ compensation earned in 2008 for services rendered. Officers of the Company who serve as directors are not compensated for attendance at meetings of our board of directors and its committees. See also “Related Person Transactions.” A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director’s compensation for the following year, including retainers, meeting fees and chairperson and presiding director fees. A deferred compensation account is maintained for each outside director who elects to defer director compensation. A director who defers compensation may select hypothetical investment options for amounts in the director’s deferred compensation account and such account is credited with hypothetical interest, based on the investment results of the hypothetical investment options selected. The hypothetical investment funds mirror investment options that are offered to participants in our tax-qualified 401(k) plan. As in our 401(k) plan, participants in the outside directors deferred compensation plan may exchange investment funds daily. The return credited to a participant’s deferred compensation plan account is determined by the investment results of the hypothetical investment funds selected by the participant.

We also maintain a deferred stock account in the deferred compensation plan for each outside director. The purpose of this plan is to further align the interests of outside directors with shareholders by providing for payment of a portion of annual compensation for directors’ services in shares of our Class A common stock. The account is credited annually with a grant of shares of Class A common stock determined by dividing $40,000 by the closing price of the Class A common stock on the first business day after our annual meeting of shareholders. Each director vests in the grant 25% every three full calendar months over the course of a year, with the final 25% vesting on the day before the next annual meeting, if the next annual meeting is held before the final three full calendar months have elapsed. Dividends paid by us are reinvested into each director’s account with additional shares of our Class A common stock and such credited shares vest immediately. We account for the fair value of our grants under the plan in accordance with FAS 148, “Accounting for Stock — Based Compensation.” In 2008, compensation expense for this plan was offset by market value adjustments to the directors’ accounts resulting in a net credit of $0.2 million.

The benefit provided under the pension plan for outside directors equals the annual retainer fee at the date of retirement. The outside directors’ plan has been frozen since 1997.

Director Stock Ownership Guidelines

We maintain certain minimum requirements for stock ownership by each of our directors. On April 17, 2007, our board of directors increased this minimum ownership requirement from $35,000 to $40,000 of our stock on a cost basis. Newly elected directors are required to purchase an equivalent of $40,000 of our stock on a cost basis within 24 months of having been elected as a director. Incumbent directors are required to purchase any additional shares necessary to bring their current holdings on a cost basis up to $40,000 within 12 months from March 1, 2007. Any director who, as of March 1, 2007, already possesses $40,000 or more of our stock is deemed to have met the stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of Chair Robert C. Wilburn, Patricia Garrison-Corbin, Jonathan Hirt Hagen, Lucian L. Morrison, Thomas W. Palmer and Thomas B. Hagen, ex officio. During 2008, no member of our compensation committee was an officer or employee of us, the Exchange, EFL or any of their respective subsidiaries or affiliates, nor was any committee member formerly an officer of the Company. All of the directors that serve on our compensation committee are independent directors as defined in the

NASDAQ rules and qualified directors as required under the Holding Companies Act. Furthermore, none of our executive officers serves as a member of a compensation committee of another entity, one of whose executive officers serves on our compensation committee, nor do any of our executive officers serve as a director of another entity, one of whose executive officers serves on our compensation committee.

REPORT OF OUR EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

The following report of our compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing by us under the Securities Act of 1933, or the “1933 Act,” or the Exchange Act, except to the extent that we specifically incorporate this report of our compensation committee by reference therein.

As part of its oversight of the compensation of our named executive officers, our executive compensation and development committee:

•	reviewed the comparative compensation analysis and the peer group compensation information we prepared;

•	proposed changes to our Annual- and Long-Term Incentive Plans;

•	developed a new Officers’ Stock Purchase and Retention Program;

•	adopted a Policy on Recoupment of Officer Bonuses in Certain Instances; and

•	discussed with our chief executive officer the performance and compensation of our named executive officers other than our chief executive officer.

In addition to the above-described reviews and discussions, the members of our executive compensation and development committee reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, recommended to our board of directors that the Compensation Discussion and Analysis be included in this information statement for filing with the SEC and the incorporation by reference of such Compensation Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Erie Indemnity Company Executive Compensation and Development Committee:

Robert C. Wilburn, Chair
Patricia A. Garrison-Corbin
Jonathan Hirt Hagen
Thomas B. Hagen, ex officio
Lucian L. Morrison
Thomas W. Palmer

February 25, 2009

RELATED PERSON TRANSACTIONS

Recognizing that related person transactions present a heightened risk of conflicts of interest, or create the appearance of conflicts of interest, our board of directors adopted a policy recommended by our nominating committee in connection with all transactions involving us and a related person. This policy requires that, within the first 60 days of each fiscal year, all related person transactions from the prior fiscal year be reviewed by our nominating committee and either be approved or disapproved for the current fiscal year. The policy also requires that any other proposed related person transaction, or any change to a previously approved related person transaction, be presented to our nominating committee for approval or disapproval. A copy of the policy as adopted by our board of directors may be viewed on our website at http://www.erieinsurance.com.

J. Ralph Borneman, Jr., one of our directors, is an officer and principal shareholder of an insurance agency that receives insurance commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Payments made to the Borneman insurance agency for commissions written on insurance policies from the Property and Casualty Group and EFL totaled $3,636,405 in 2008.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO OUR BYLAWS TO CHANGE
THE TIMING OF OUR ANNUAL MEETING OF SHAREHOLDERS AND CHANGE OUR
ADVANCE NOTICE REQUIREMENTS RELATING TO SHAREHOLDER PROPOSALS

General.  On December 9, 2008, following a review of our bylaws by our nominating committee, our board of directors amended and restated our bylaws, effective January 1, 2009. Among the changes to our bylaws were the following amendments which require the approval of our shareholders:

A. Timing of Our Annual Meeting of Shareholders.  Prior to its amendment, Section 2.01 of our bylaws generally required our annual meeting of shareholders to be held during the month of April, at a day and time set by the board. The current timing of our annual meeting does not allow us to review the results of our first quarter operations with our shareholders. Amending our bylaws to change the timing of our annual meeting will enable us to prepare and file our first quarter financial statements in advance of our annual meeting and review and discuss those results at the meeting. The revised bylaw allows our annual meeting of shareholders to be held any time prior to July 1 of each year. As amended by our board of directors, subject to shareholder approval, Section 2.01 of our bylaws provides in its entirety as follows:

“Section 2.01. Annual Meeting.  The Annual Meeting of Shareholders shall be held prior to the first day of July each year, at a day and time fixed by the Board of Directors. At the Annual Meeting, the holders of the Class B Shares (the “Voting Shareholders”) shall elect Directors and shall transact such other business as may properly be brought before the meeting. In elections for Directors, voting need not be by ballot, except upon demand made by a Voting Shareholder at the election and before the voting begins. A Director nominee shall only be elected if the total votes cast by the Voting Shareholders “FOR” the election of such Director nominee represents a majority of the Class B Shares outstanding and entitled to vote at such meeting.”

At our annual meeting, we are asking the holders of our Class B common stock to approve the foregoing amendment to our bylaws to change the time period during which we must hold our annual meeting of shareholders.

B. Advance Notice Provisions Relating To Submission of Shareholder Proposals.  Section 2.07 of our bylaws relating to the submission of shareholder proposals has been amended and restated to revise the method by which the deadline for receipt of such proposals is determined.

Prior to its amendment, Section 2.07 of our bylaws provided that a proposal relating to candidates for election as directors must be received not less than 105 calendar days nor more than 135 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to shareholders for the annual meeting in the immediately preceding year. In addition, a proposal relating to other matters must be received not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to shareholders for the annual meeting in the immediately preceding year.

Amended Section 2.07(a) provides that a voting shareholder may nominate persons for election to our board of directors at any meeting of shareholders at which directors are to be elected. In addition, a shareholder, whether voting or non-voting, may propose to our nominating committee for its consideration and review, one or more persons whom the shareholder believes would be appropriate candidates for election as a director of our company. Amended Section 2.07(a) further provides that proposals relating to candidates for election as directors must be received not later than 5:00 p.m., Eastern Time, on the last business day of the calendar year prior to the calendar year in which such Annual Meeting of Shareholders is to be held.

Amended Section 2.07(b) provides that a voting shareholder may bring a matter (other than a nomination of a candidate for election as a director) before a meeting of shareholders only if such matter is a proper matter for shareholder action. In addition, a non-voting shareholder may propose a matter (other than a proposal to our nominating committee of a candidate for election as a director) for our board of directors to consider bringing before an annual meeting of shareholders (in its sole discretion) only if such matter is a proper matter for shareholder action. Amended Section 2.07(b) further provides that proposals relating to matters other than candidates for election as directors must be received not later than 5:00 p.m., Eastern Time, on the last business day of the calendar year prior to the calendar year in which such Annual Meeting of Shareholders is to be held.

Amended Section 2.07 also sets forth the information that must be included in a shareholder proposal and provides a cure period for proposals deemed to be deficient by the nominating committee. The amendment also eliminates the Company’s obligation to give public notice of the slate of nominees for election as directors as determined by the nominating committee.

As amended by our board of directors, subject to shareholder approval, Section 2.07 of our bylaws provides in its entirety as follows:

“Section 2.07. Shareholder Proposals.

(a) Shareholder Proposals Relating to Candidates for Election as Directors.

(1) Nominations of persons for election to the Board of Directors may be made at any meeting of Shareholders at which Directors are to be elected (i) by the Board of Directors upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”), or (ii) by any Voting Shareholder.

(2) Without in any way limiting the right of any Voting Shareholder to nominate candidates for election as Directors in accordance with clause (1) of this Section 2.07(a), a Shareholder, whether or not entitled to vote in the election of Directors, may propose to the Nominating Committee for its consideration and review one (1) or more persons whom the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at the next Annual Meeting of Shareholders (a “Written Proposal”). Such Written Proposal shall be made by notice in writing, addressed to the Nominating and Governance Committee, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the attention of the Secretary of the corporation who will coordinate delivery of the proposal to the Nominating Committee, at the principal office of the corporation, and must be received not later than 5:00 p.m., Eastern Time, on the last business day of the calendar year prior to the calendar year in which such Annual Meeting of Shareholders is to be held.

(3) A Written Proposal shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five (5) years, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of Rule 13d-3 promulgated by the U.S. Securities and Exchange Commission (“SEC”) by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any verbal or written arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person’s proposal, election as a Director and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

(4) If a Written Proposal submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (3) hereof or is otherwise deficient, the Chairman of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the Written Proposal by such Shareholder and such Shareholder shall have five (5) business days from receipt of such notice to submit a revised Written Proposal that corrects such failure or deficiency in all material respects.

(b) Shareholder Proposals Relating to Matters Other Than Candidates for Election as Directors.

(1) A Voting Shareholder of the corporation may bring a matter (other than a nomination of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if such matter is a proper matter for Shareholder action.

(2) A Shareholder of the corporation other than a Voting Shareholder (a “Non-Voting Shareholder”) may propose a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) to the Board of Directors for the Board of Directors to consider bringing before an Annual Meeting of Shareholders (in its sole discretion) only if such matter is a proper matter for Shareholder action and such Non-Voting Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, not later than 5:00 p.m., Eastern Time, on the last business day of the calendar year prior to the calendar year in which such Annual Meeting of Shareholders is to be held. Such notice shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at an Annual Meeting of Shareholders.

(3) If a written notice of a proposal of a matter to the Board of Directors submitted by a Non-Voting Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a designee of the Board, to contain the information specified in clause (2) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Non-Voting Shareholder who submitted the written notice of such failure or deficiency in the written notice and such Non-Voting Shareholder shall have five (5) business days from receipt of such notice to submit a revised written notice that corrects such failure or deficiency in all material respects.”

At our annual meeting, we are asking the holders of our Class B common stock to approve the foregoing amendment to our bylaws regarding our advance notice provisions and the submission of shareholder proposals.

Required Vote.  Under our bylaws, the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock is required for approval of these amendments to our bylaws.

Our board of directors believes that the amendments to our bylaws are in our best interests and those of our shareholders. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO OUR BYLAWS.

PROPOSAL 3 — APPROVAL OF THE CONTINUATION OF OUR ANNUAL INCENTIVE PLAN,
AS RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION UNDER
SECTION 162(m) OF THE INTERNAL REVENUE CODE

General.  At the annual meeting, we will ask the holders of our Class B common stock to approve the continuation of the Erie Indemnity Company Annual Incentive Plan, as restated (“AIP”). The AIP was first effective March 2, 2004. The restatement of the AIP, if approved, will be effective January 1, 2009, and will remain in effect until further amended or terminated by our board of directors, provided that no awards may be made under the AIP after the 2014 annual meeting unless the holders of our Class B common stock again approve the AIP at or before that meeting.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows federal income tax deductions to an employer for compensation paid to the chief executive officer or any of the other four highest compensated executive officers (“Covered Employees”) in excess of $1.0 million in any taxable year, subject to certain exceptions. The $1.0 million cap on deductibility does not apply to certain qualified performance-based compensation paid under a plan on account of the attainment of pre-established, objective performance goals, provided that the employer’s shareholders periodically approve the material terms of the plan’s performance goals, including: the employees eligible for the performance-based compensation, the business criteria on which the performance goals are based (called performance measures), and the maximum amount of compensation payable to any eligible employee under the plan. Shareholder approval of the AIP as restated would constitute approval of the material terms of the AIP’s performance goals for purposes of Section 162(m). We are seeking approval of the continuation of the AIP so that awards may be made under the AIP after the 2009 annual meeting, and so that the performance-based compensation paid to Covered Employees under the AIP will continue to be deductible by the Company for federal income tax purposes.

The material terms of the AIP as restated are summarized below. This summary is qualified in its entirety by reference to the provisions of the AIP, a copy of which is included as Appendix A to this information statement.

Required Vote.  The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the continuation of the AIP.

Purpose of AIP; Purpose of Restatement.  The purpose of the AIP is to advance the best interests of the Erie Insurance Group, which consists of the Company, Erie Family Life Insurance Company, and the Exchange and their respective subsidiaries and affiliates, and thereby enhance shareholder value of the Company. The AIP gives incentive to participating employees by providing for cash awards upon the Company’s and individuals’ attainment of performance goals established in accordance with the AIP for each calendar year.

The restatement of the AIP expands and makes more flexible the list of performance measures to be used to establish Company performance goals.

Administration of the AIP.  The AIP calls for administration by a committee consisting solely of “outside directors” as defined in the regulations under Section 162(m) of the Code (the “Committee”). Currently, our Executive Compensation and Development Committee is the Committee that administers the AIP.

Participation.  The Committee selects, from among the employees eligible for the AIP, those who will be participants for a given calendar year. To be eligible for the AIP, an employee must be a key employee of the Company or a subsidiary of the Company who the Committee determines has a significant effect on the operations or results of the Company. Approximately 22 employees of the Company and its subsidiaries are eligible for selection to participate in the AIP. Employees are not eligible to participate in any other annual incentive or bonus plan of the Company or a subsidiary for a year or the portion of a year in which they are selected to participate in the AIP.

Company Performance Goal.  For each calendar year (and within the first 90 days of the year for Covered Employees), the Committee establishes Company performance goals for each employee who is an AIP participant for that year. A Company performance goal will be based on one or more of the following measures of performance for the calendar year: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) revenue, operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, and (xx) delivery of objective Information Technology projects. Company performance measures may be based on the performance of the Erie Insurance Group, the Company, or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion of any of them, a product line or products, or any combination of the foregoing, or upon a comparison of performance with the performance of a peer group or other measure selected by the Committee.

Company Incentive Award Targets and Actual Awards.  The Committee sets, for each AIP participant for the calendar year, a Company incentive award target, expressed as a percentage of the participant’s salary at the rate that will be in effect at year end. The actual Company incentive award, if any, payable to the participant for the year will be computed under a formula specified by the Committee when it establishes the Company performance goals for the participant. The formula will produce an actual award amount, if any, that is equal to, or is a fraction or multiple of, the participant’s Company incentive award target, depending on whether, and the level at which, the Company performance goals for the participant were achieved or exceeded.

The Committee may not increase Company incentive award targets or actual award amounts, but it may provide, when establishing Company performance goals, that unusual items, or specified events, including changes in accounting principles or tax laws, will be excluded from the calculation of awards.

Maximum Company Incentive Award.  The maximum Company incentive award payable to a participant for a calendar year is $3.0 million.

Individual Performance Goals.  The AIP also provides for individual incentive awards based on individual performance goals. The Committee selects eligible employees who will participate under the AIP’s individual incentive award provisions for a calendar year, except that the Company’s Chief Executive Officer and Executive Vice Presidents are not eligible for individual incentive awards. For each selected participant, the Committee establishes an individual performance goal for the calendar year based on the participant’s individual performance assessment form for that year under the Company’s employee performance assessment program.

Individual Incentive Award Targets and Actual Awards.  The Committee sets, for each AIP participant with individual performance goals for the year, an individual incentive award target. The actual individual incentive award, if any, payable to the participant for the year will be computed in accordance with the method specified by the Committee when it establishes the individual performance goals for the participant for the year. The method will produce an award amount, if any, that is equal to, or is a fraction or multiple of, the individual incentive award target, depending on whether, and the level at which, the participant achieved or exceeded his or her individual performance goals for the year.

The Committee may not increase, but it may decrease, individual incentive awards, and it may determine that unusual circumstances or specified events be excluded from the calculation of awards.

Certification of Satisfaction of Goals.  After the end of the calendar year, the Committee determines and certifies whether, and level at which, participants’ Company performance goals and, if applicable, individual performance goals were achieved or exceeded and the amounts of AIP awards for the year.

Payment of Awards.  The Company pays AIP awards for a calendar year in the next following calendar year, as promptly as reasonably possible following the Committee’s certification and determination of the awards, unless a participant is eligible to and has elected deferred payment in accordance with the Deferred Compensation Plan of Erie Indemnity Company. If a participant has elected deferred payment, the Company will pay the award at the time elected, as adjusted for deemed investment experience under the deemed investment vehicles offered under the Deferred Compensation Plan of Erie Indemnity Company.

Bonus Recoupment Policy and Share Purchase and Retention Policy.  The agreement evidencing an award will require the participant to comply with the Company’s policies regarding the recoupment of bonuses and the purchase and retention of shares.

Termination of Employment.  A participant whose employment terminates before the payment of an AIP award has no right to payment under the AIP, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service), in which case the participant will be entitled to a pro rata portion of the award that would otherwise have been payable. The Committee may determine that a larger amount will be paid in the case of a termination by reason of death, disability, or retirement, and may determine that all or part of an award will be paid in the case of any other termination, except a termination for cause.

Amendment or Termination of AIP.  The Board of Directors has authority to amend the AIP and terminate the AIP, provided that the Board of Directors may not take action to accelerate or delay a payment under the AIP if the action would not conform to the requirements of Section 409A of the Code.

Plan Benefits.  Awards under the AIP are discretionary, and the amount paid under awards will depend on the achievement of established performance goals. Therefore, it is not possible to determine who will receive awards under the AIP and in what amounts. The amount of the cash awards paid under the AIP to each of the named executive officers for 2008 is set forth in the Summary Compensation Table. The aggregate amount of cash awards paid to executive officers for 2008 was $1,579,013.15 and the aggregate amount of cash bonuses paid for 2008 to all participants in the AIP was $3,322,005.34.

Our board of directors believes that continuation of the AIP is in our best interests and those of our shareholders. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CONTINUATION OF THE AIP.

PROPOSAL 4 — APPROVAL OF THE CONTINUATION OF OUR LONG-TERM INCENTIVE PLAN,
AS RESTATED, FOR THE PURPOSE OF MAINTAINING ITS QUALIFICATION UNDER
SECTION 162(m) OF THE INTERNAL REVENUE CODE

General.  At the annual meeting, we will ask the holders of our Class B common stock to approve the continuation of the Erie Indemnity Company Long-Term Incentive Plan, as restated (“LTIP”). The LTIP was first effective March 2, 2004. The restatement of the LTIP, if approved, will be effective January 1, 2009, and will remain in effect until further amended or terminated by our board of directors, provided that no awards may be made under the LTIP after the 2014 annual meeting unless the holders of our Class B common stock again approve the LTIP at or before that meeting.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows federal income tax deductions to an employer for compensation paid to the chief executive officer or any of the other four highest compensated executive officers (“Covered Employees”) in excess of $1.0 million in any taxable year, subject to certain exceptions. The $1.0 million cap on deductibility does not apply to certain qualified performance-based compensation paid under a plan on account of the attainment of pre-established, objective performance goals, provided that the employer’s shareholders periodically approve the material terms of the plan’s performance goals, including: the employees eligible for the performance-based compensation, the business criteria on which the performance goals are based (called performance measures), and the maximum amount of compensation payable to any eligible employee under the plan. Shareholder approval of the LTIP as restated would constitute approval of the material terms of the LTIP’s performance goals for purposes of Section 162(m). We are seeking approval of the continuation of the LTIP so that awards may be made under the LTIP after the 2009 annual meeting, and so that the performance-based compensation paid to Covered Employees under the LTIP will continue to be deductible by the Company for federal income tax purposes.

The material terms of the LTIP as restated are summarized below. This summary is qualified in its entirety by reference to the provisions of the LTIP, a copy of which is included as Appendix B to this information statement.

Required Vote.  The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the amendment, restatement, and continuation of the LTIP.

Purpose of LTIP; Purpose of Restatement.  The purpose of the LTIP is to advance the growth and profitability of the Erie Insurance Group, which consists of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company and the Exchange, by providing the incentive of long-term rewards in the form of Restricted Performance Shares or Performance Units to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates; to attract and retain employees of outstanding competence and ability; and to further align the interests of such employees with those of our shareholders.

The restatement of the LTIP adds a new form of award that provides for payment in cash, and the restatement expands and makes more flexible the list of performance measures to be used to establish performance goals under the LTIP.

Administration of the LTIP.  The LTIP calls for administration by a committee consisting solely of members of the board of directors who are both “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined in the regulations under Section 162(m) of the Code (the “Committee”). Currently, our Executive Compensation and Development Committee is the Committee that administers the LTIP.

Participation.  Participation in the LTIP is limited to officers (who may be members of the board of directors) and other key employees of the Company and it subsidiaries and affiliates who are selected by the Committee for awards under the LTIP. Approximately 22 employees of the Company and its subsidiaries are eligible for selection to participate in the LTIP.

Shares Available for Issuance under the LTIP.  The aggregate net number of shares of our Class A common stock that may be paid under the LTIP (counting all awards of Restricted Performance Shares from the Plan’s inception) is 1.0 million shares, subject to adjustment and substitution as described below. These shares will not be newly issued shares of the Company. Rather, the Company or our agent will repurchase outstanding shares of Class A common stock in the market or otherwise to satisfy the Company’s obligations to pay awards of Restricted Performance Shares under the LTIP. If participants forfeit the right to receive shares of Class A common stock pursuant to the terms of their Restricted Performance Share awards or if the Company withholds shares, or shares are delivered, in connection with the satisfaction of tax withholding obligations relating to an award, those shares will not be considered to have been issued under the LTIP.

Awards of Restricted Performance Shares and Performance Units.  The LTIP authorizes the Committee to award Restricted Performance Shares or Performance Units, or both, to participants. Restricted Performance Shares represent a right to receive shares of Class A common stock, and Performance Units represent a right to receive a cash payment (calculated on the basis of a Participant’s salary or another element of compensation determined by the Committee), in either case upon the achievement, during a specified performance period, of the performance goals established by the Committee at the time of the award.

When awarding Restricted Performance Shares and Performance Units, the Committee specifies (1) the performance goals applicable to the award and the weighting of such goals, (2) the performance period during which the achievement of the performance goals is to be measured, which must be at least one calendar year, (3) the number of shares of Class A common stock or the dollar amount that may be earned by the participant upon the achievement of the performance goals, or the formula for calculating the number of shares or the dollar amount earned based on the level of achievement of the performance goals, and (4) such other terms and conditions as the Committee determines to be appropriate.

Performance Goals.  “Performance goals” are objective measures of performance during a specified performance period. Performance goals are based upon one or more of the following performance measures and expressed in either, or a combination of, absolute or relative values: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) revenue, operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, Agent and employee satisfaction, and (xx) delivery of objective Information Technology projects

Performance measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion of any of them, a product line or products, or any combination of the foregoing or upon a comparison of such performance with the performance of a peer group or other measure selected by the Committee when awarding Restricted Performance Shares or Performance Units.

Certification of Achievement of Goals.  Following the end of a performance period, the Committee determines and certifies whether the performance goals established with respect to a participant’s Restricted Performance Shares or Performance Units were achieved, and the level of such achievement. The Committee then determines the number of shares of Class A common stock or the dollar amount earned by the participant on the basis of such performance, in accordance with the formula specified by the Committee in the award of the Restricted Performance Shares or Performance Units.

Maximum Award.  The maximum number of shares of Class A common stock a participant may earn for any one performance period under the LTIP with respect to an award of Restricted Performance Shares is 250,000 shares. The maximum dollar amount a participant may earn for any one performance period with respect to an award of Performance Units is $3 million.

Payment of Awards.  Awards of Restricted Performance Shares are paid in shares of Class A common stock, and awards of Performance Units are paid in cash. The Company pays LTIP awards in the calendar year next following the end of the performance period for the award, as promptly as reasonably practicable following the Committee’s certification and determination of the number of shares earned.

Bonus Recoupment Policy and Share Purchase and Retention Policy.  The agreement evidencing an award will require the participant to comply with the Company’s policies regarding the recoupment of bonuses and the purchase and retention of shares.

Termination of Employment.  A participant whose employment terminates before the end of a performance period has no right to payment under the LTIP for that performance period, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service). In the case of death, disability, or retirement, whether and the extent to which the performance goals established for the participant’s Restricted Performance Shares or Performance Units have been achieved will be determined on the basis of a shortened performance period ending at the end of the calendar year of the termination of employment. The number of shares of Class A common stock or the dollar amount to which the deceased, disabled, or retired participant will be entitled is the number or amount earned based on the shortened performance period, multiplied by the fraction of the original performance period elapsed before the termination of the participant’s employment. The Committee may determine that a larger number of shares or dollar amount will be paid in the case of a termination by reason of death, disability, or retirement, and may determine that all or part of an award will be paid in the event of any other termination, except a termination for cause.

If a participant is a specified key employee for purposes of Section 409A of the Code, no payment triggered by a separation from service may be paid within six months of the separation from service.

Adjustment of Class A Common Stock.  The number of shares of Class A common stock payable under a Restricted Performance Share award, the maximum number of shares issuable under the LTIP, and the maximum number of shares a participant may earn under the LTIP for any performance period will be adjusted if dividends or other distributions with respect to the Class A common stock are paid in stock, or if shares of Class A common stock are changed or exchanged for a different number or kind of shares of stock of the Company or of another corporation or for cash or other property.

Amendment or Termination of LTIP.  Generally, our board of directors may amend or terminate the LTIP without the consent of shareholders or participants. However: (i) approval of the shareholders is required if it is required by any federal or state law or by the rules of any stock exchange on which the shares of Class A common stock may then be listed, or if the change materially increases the benefits accruing to participants, increases the number of shares available under the LTIP, increases the maximum dollar amount a participant may earn for a performance period with respect to an award of Performance Units, or modifies the requirements for participation under the LTIP, and (ii) no amendment or termination of the LTIP that materially and adversely affects the rights of a participant may be made without the participant’s consent.

Plan Benefits.  Awards of Restricted Performance Shares and Performance Units under the LTIP are discretionary, and the number of shares of Class A common stock or the dollar amount payable under an award will depend on the achievement of established performance goals. Therefore, it is not possible to determine who will receive awards and what number of shares or dollar amounts will be payable under the LTIP. The maximum number of shares of Class A common stock to be paid under the LTIP to each of the named executive officers for the performance period ended in 2008 is set forth in Outstanding Equity Awards Table. The aggregate number of shares of Class A common stock paid to executive officers for the performance period ended 2008 was 53,037, and the aggregate number of shares of Class A common stock paid for the performance period ended in 2008 to all participants in the LTIP was 85,056. No Performance Units were awarded under the LTIP before 2009, so no dollar amount was paid under the LTIP in 2008.

Our board of directors believes that continuation of the LTIP is in our best interests and those of our shareholders. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CONTINUATION OF THE LTIP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Pursuant to our bylaws, our audit committee has sole authority to engage our independent registered public accountants. Our audit committee annually considers the selection of our independent registered public accountants. Our audit committee selected Ernst & Young LLP to be our independent registered public accountants for the fiscal years ended December 31, 2008 and 2007 and Ernst & Young LLP served in that capacity for the fiscal years ended December 31, 2008 and 2007.

Representatives from Ernst & Young LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at our annual meeting to respond to appropriate questions from shareholders.

REPORT OF OUR AUDIT COMMITTEE

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The audit committee of our board of directors oversees the quality and integrity of our accounting, auditing and financial reporting practices. Our audit committee has adopted a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Our audit committee is presently comprised of five directors, all of whom are independent directors as defined in the NASDAQ and SEC rules and all of whom satisfy the financial literacy requirements thereof. In addition, our board of directors has determined that one member of our audit committee, Mr. Lilly, satisfies the financial expertise requirements and has the requisite experience as defined by rules of the SEC.

Our audit committee, which met 9 times during 2008, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and our bylaws, for the selection of our independent registered public accountants, reviewing the scope and results of the audit and reviewing the adequacy of our accounting, financial, internal and operating controls.

Our audit committee oversees our internal audit department, and accordingly reviews and approves its audit plans, reviews its audit reports and evaluates its performance.

With respect to enterprise risk management, our audit committee meets periodically with management to inquire about significant risks and exposures, and to review and assess the steps taken to monitor and manage such risks.

Our audit committee reviews our financial reporting process on behalf of our board of directors. In fulfilling its responsibilities, our audit committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2008 with management.

Throughout 2008, management continued its documentation, testing and evaluation of our system of internal control over financial reporting as required by Section 404 of Sarbanes-Oxley and related regulations. Our audit committee was kept apprised of the progress of the evaluation through periodic updates from management and Ernst & Young LLP and provided oversight to management throughout the process. Our audit committee reviewed management’s report on the effectiveness of our internal control over financial reporting. Our audit committee also reviewed Ernst & Young LLP’s reported opinion on the effectiveness of internal control over financial reporting based on its audit.

Our audit committee discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, our audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP matters relating to its independence.

Our audit committee reviews its charter annually. Our audit committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact our audit committee anonymously.

Based upon the discussions and reviews referred to above, our audit committee recommended to our board of directors that (1) our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC, and (2) our board of directors accept management’s report on its assessment of the effectiveness of our internal control over financial reporting.

Erie Indemnity Company Audit Committee:

Claude C. Lilly, III, Chair
C. Scott Hartz
Lucian L. Morrison
Thomas W. Palmer
Robert C. Wilburn

February 20, 2009

AUDIT FEES

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our audit committee, for payment of fees and other significant compensation to our independent registered public accountants. Our audit committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegated to our audit committee chair preapproval authority for additional audit and non-audit services subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for our 2008 and 2007 fiscal years and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2008
			Other
	Erie Indemnity	Erie Insurance	Affiliated
	Company and	Exchange and	Entities
	Subsidiaries	Subsidiary	(EFL)	Total

Audit fees	$1,173,713	$302,303	$322,131	$1,798,147
Audit-related fees	—	—	—	—
Tax fees	46,911	34,928	3,000	84,839
All other fees	1,925	—	—	1,925

Total fees	$1,222,549	$337,231	$325,131	$1,884,911

	2007
			Other
	Erie Indemnity	Erie Insurance	Affiliated
	Company and	Exchange and	Entities
	Subsidiaries	Subsidiary	(EFL)	Total

Audit fees	$1,188,040	$272,935	$252,788	$1,713,763
Audit-related fees	—	—	—	—
Tax fees	—	—	—	—
All other fees	6,000	—	—	6,000

Total fees	$1,194,040	$272,935	$252,788	$1,719,763

ANNUAL REPORT

A copy of our annual report for 2008 is being mailed to all holders of Class A common stock and Class B common stock together with this information statement.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting.

By order of our board of directors,
James J. Tanous,
Executive Vice President,
Secretary and General Counsel

April 13, 2009
Erie, Pennsylvania

Appendix A

ERIE INDEMNITY COMPANY ANNUAL INCENTIVE PLAN
(As Amended and Restated Effective as of January 1, 2009)

Section 1.  Purpose.  The purpose of the Annual Incentive Plan (the “Plan”) of Erie Indemnity Company (the “Company”) is to advance the best interests of the Erie Insurance Group — consisting of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange (collectively, the “Erie Insurance Group”) — and thereby enhance shareholder value of the Company by providing incentives in the form of annual cash bonus awards to certain management employees of the Company and other Participating Entities upon the attainment of performance goals established in accordance with the Plan.

Section 2.  Effective Date and Performance Periods.  This document is an amendment and restatement of the Plan. The original Plan was approved by shareholders of the Company in 2004, with an effective date of March 2, 2004. This amendment and restatement, upon approval by the shareholders of the Company, shall be effective as of January 1, 2009. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a “Plan Year”) until formally amended or terminated in writing by the Company’s Board of Directors (the “Board”), provided that no awards may be granted under the Plan after the Company’s Annual Meeting of Shareholders in 2014, absent additional shareholder approval at or before that meeting. There shall be one year performance periods (each, a “Performance Period”) under the Plan. A new Performance Period shall commence on the first day of each Plan Year and end on December 31 of such Plan Year.

Section 3.  Administration of the Plan.

Section 3.01.  General.  The Plan shall be administered by the Executive Compensation and Development Committee (the “Committee”) of the Board or other committee appointed by the Board, which shall be comprised solely of two or more “outside directors” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. For each Plan Year, the Committee shall (i) designate the Participants eligible to receive awards under the Plan, (ii) determine the Company Performance Goals and the Company Incentive Targets for such Participants, (iii) determine the Individual Performance Goals and Individual Incentive Targets for eligible Participants, and (iv) make such other determinations as may be required or permitted by the Plan. Prior to payment of any Company Incentive Award or Individual Incentive Award for any Plan Year, the Committee shall certify that the Company Performance Goals and Individual Performance Goals (and other material terms of any award) have been achieved. For purposes of the required certification, approved minutes of the meeting of the Committee at which the certification is made shall be sufficient to satisfy the requirement of a written certification.

Section 3.02.  Section 162(m).  Company Incentive Awards under this Plan are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) and the regulations thereunder with respect to Participants who are or who are anticipated to be covered employees, as such term is defined in Section 162(m) of the Code (or any successor section thereto) for any Plan Year (each, a “Covered Employee”) and the Plan shall be administered and interpreted consistently with said Section 162(m) with respect to awards to Covered Employees.

Section 4.  Eligibility, Termination, New Participants.

Section 4.01.  Eligibility.  Any key employee of the Company or any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests (each, a “Participating Entity”) who the

Committee determines, in its sole discretion, has a significant effect on the operations and/or results of the Company shall be eligible to participate in the Plan (each, a “Participant”); provided, that the Company’s Chief Executive Officer and the Executive Vice Presidents of the Company shall not be eligible to receive Individual Incentive Awards. Participants in the Plan for any Plan Year shall be deemed ineligible to participate in any other annual incentive or bonus plan sponsored by any Participating Entity (“Other Bonus Plan”) for the portion such Plan Year (measured in days) that they are eligible to participate in this Plan. No employee of the Company or any Participating Entity shall have a right (a) to be selected to participate in the Plan for any Plan Year, or (b) having once been selected for a Plan Year, to (i) be selected to participate again in the future or (ii) continue as an employee of the Company or any Participating Entity.

Section 4.02.  Termination of Employment.  If the active employment of a Participant shall be terminated before the Payment Date of an award for any Plan Year for any reason, such Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion; provided, that if a Participant ceases to be an employee of the Company or a Participating Entity prior to the Payment Date of an award for any Plan Year by reason of death, Disability (meaning total and permanent disability within the meaning of Section 22(e)(3) of the Code), or Normal or Early Retirement (as defined below), the Participant shall be entitled to payment of not less than a pro rata portion of such award, based on the number of days such Participant was an employee during the Performance Period; and provided, further, that a Participant who is terminated for cause (as defined in such employee’s employment agreement with the Company or Participating Entity or, if no such agreement exists, as defined by the Committee) shall not be entitled to receive payment of any award for the Plan Year. For the purposes of this Plan, “Normal Retirement” means cessation of employment upon or after attainment of age 65, and “Early Retirement” means cessation of employment upon or after attainment of age 55 and completion of 15 years of Credited Service (as defined under the Erie Insurance Group Retirement Plan for Employees).

Section 4.03.  New Participants.  Except as provided in this Section 4.03, an employee who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. New employees of the Company or a Participating Entity hired during a Performance Period, and employees promoted during the Performance Period who were not eligible to participate in the Plan at the beginning of the Performance Period, may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis (based on the number of days in the Performance Period that such employee is an employee who is deemed eligible to participate in the Plan); provided, that if the new or promoted employee is a Covered Employee for the Plan Year, then the employee shall not be eligible to participate in the Plan unless he or she becomes a Participant effective not later than 90 days after the beginning of the Performance Period. An employee who becomes a Participant after the first day of a Performance Period shall not be eligible to participate in any Other Bonus Plan from the date the employee becomes a Participant in the Plan; however, such Participant shall be entitled to a pro rata portion of the benefit, if any, to which he or she otherwise would be entitled under any Other Bonus Plan for such Plan Year based on the number of days in the year prior to the date he or she became a Participant in this Plan.

Section 5.  Company Incentive Targets, Company Incentive Awards, Company Performance Measures, Company Performance Goals.

Section 5.01.  Company Incentive Targets.  Each Participant under the Plan shall be assigned a Company Incentive Target, which shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Company Incentive Target is being assigned, and which shall establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Company Performance Goals for a Performance Period (the “Company Incentive Target”). The Company Incentive Targets shall be determined and approved by the Committee not later than 90 days after the commencement of each Performance Period. At the time the Company Incentive Target is established, the Committee shall establish the maximum Company Incentive Award that may be paid for the Performance Period to Participants who are Covered Employees.

Section 5.02.  Company Incentive Awards.  Company incentive awards are the actual cash amounts earned by Participants during a Performance Period for attaining, in whole or in part, or exceeding the Company Performance Goals for such Performance Period (“Company Incentive Awards”); provided, however, that for Participants who are Covered Employees (a) no Company Incentive Award may exceed the Participant’s Company Incentive Target established for the actual level of achievement attained, and (b) payment of any Company Incentive Award under the Plan shall be contingent upon the achievement of the Company Performance Goals.

Section 5.03.  Company Performance Goals.

(a) Company Performance Goals.  For each Performance Period, the Committee shall establish specific, written, objective performance goals (the “Company Performance Goals”) for each Participant, which may be based upon one or more of the following performance measures and expressed in either, or a combination of, absolute values or rates of change: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) revenue, operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, Agent and employee satisfaction, and (xx) delivery of objective Information Technology projects (“Company Performance Measures”). Company Performance Measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination of the foregoing and/or upon a comparison of such performance with the performance of a peer group or other measure selected or defined by the Committee at the time of assigning the Company Incentive Target. For Participants who are Covered Employees, the Company Performance Goals shall be established for any Performance Period not later than 90 days after the commencement of the Performance Period.

(b) Manner of Calculating Company Incentive Awards.  When the Company Performance Goals are established, the Committee shall also specify, in terms of an objective formula or standard, the method for computing the amount of the Company Incentive Award if the Company Performance Goal is attained, in whole or in part, or exceeded. If more than one Company Performance Goal is established for any Performance Period, the Committee shall also specify the weighting assigned to such Company Performance Goals. The Committee may, at the time the Company Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation; provided that such determination does not cause the Company Incentive Award for any Performance Period to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) and the regulations thereunder with respect to Participants who are Covered Employees.

Section 5.04.  Discretion.  The Committee shall have no discretion to increase any Company Incentive Target or Company Incentive Award that would otherwise be due upon attainment of the Company Performance Goals, or otherwise modify any Company Performance Goals associated with a Performance Period; provided, however, that solely with respect to Participants who are eligible to receive Individual

Incentive Awards under Section 6, the Committee may in its discretion reduce or eliminate such Company Incentive Target or Company Incentive Award for a Performance Period.

Section 5.05.  Determination of Company Incentive Award.   As promptly as reasonably practicable following receipt of the information necessary for the calculation of any Company Incentive Award, the Committee shall determine the amount of a Participant’s Company Incentive Award for the Plan Year, if any, based on the level of attainment of the applicable Company Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement and the other terms of the Plan. Such determination shall be communicated to the Participant in writing. Prior to any payment of the Company Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Company Performance Goals and other material terms of the Plan and the applicable Award Agreement were achieved.

Section 5.06.  Maximum Company Incentive Awards.  Notwithstanding any other provision of this Plan, the maximum Company Incentive Award payable in cash to any one Participant under the Plan with respect to any Performance Period shall be $3.0 million.

Section 6.  Individual Incentive Targets, Individual Incentive Awards and Individual Performance Goals.

Section 6.01.  Individual Incentive Targets.  Each Participant under the Plan who is eligible to receive Individual Incentive Awards under this Section 6 shall be assigned an individual incentive target, which shall be expressed as a percentage of the Participant’s annual rate of base salary in effect on December 31 of the Plan Year for which the Individual Incentive Target is being assigned and which shall establish the amount of cash compensation payable to the Participant upon attaining, in whole or in part, or exceeding, the Individual Performance Goals for a Performance Period (an “Individual Incentive Target”).

Section 6.02.  Individual Incentive Awards.  Individual incentive awards (“Individual Incentive Awards”) are the actual cash amounts earned by eligible Participants during a Performance Period for attaining, in whole or in part, or exceeding the Individual Performance Goals for such Performance Period.

Section 6.03.  Individual Performance Goals.

(a) Individual Performance Goals.  For each Performance Period, the Committee shall review and approve the individual performance goals for each eligible Participant as established pursuant to the employee performance assessment program in effect from time to time and set forth on the Participant’s individual performance assessment form for such Performance Period (the “Individual Performance Goals”).

(b) Calculation.  When the Individual Performance Goals are established, the Committee shall also specify the method for computing the amount of the Individual Incentive Award if the Individual Performance Goal is attained, in whole or in part, or exceeded by the Participant. If more than one Individual Performance Goal is established for any Performance Period, the Committee shall also specify the weighting assigned to such Individual Performance Goals. The Committee may determine that unusual circumstances or certain specified events or occurrences, shall be excluded from the calculation.

Section 6.04.  Discretion.  The Committee shall have no discretion to increase any Individual Incentive Target or Individual Incentive Award that would otherwise be due upon attainment of the Individual Performance Goals, or otherwise modify any Individual Performance Goals associated with a Performance Period; provided, however, that the Committee may in its discretion reduce or eliminate Individual Incentive Targets or Individual Incentive Awards for a Performance Period.

Section 6.05.  Determination of Individual Incentive Award.  As promptly as reasonably practicable following receipt of the information necessary for the calculation of any Individual Incentive Award, the Committee shall determine the amount of a Participant’s Individual Incentive Award for the Plan Year, if any, based on the level of attainment of the applicable Individual Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement and the other terms of the Plan. Such determination shall be communicated to the Participant in writing. Prior to any payment of the Individual Incentive Awards hereunder, the Committee shall determine and certify in writing the extent to which the Individual Performance Goals and other material terms of the Plan were achieved for each Participant.

Section 7.  Payment to Participants.

Section 7.01.  Timing of Payment.  Except as may be deferred pursuant to Section 8.02, Company Incentive Awards and Individual Incentive Awards for a Performance Period shall be paid to the Participant in the first calendar year beginning after the end of such Performance Period, as promptly as reasonably practicable following the Committee’s determination and certification of such awards (the “Payment Date”).

Section 7.02.  Beneficiary Designation.  A Participant may file a completed designation of beneficiary form with the Committee or its delegate in the form prescribed. Such designation may be made, revoked or changed by the Participant at any time before the earlier of death or receipt of any unpaid Company Incentive Awards or Individual Incentive Awards, but such designation of beneficiary will not be effective and supersede all prior designations until it is received and acknowledged in writing by the Committee or its delegate. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, its subsidiaries, Participating Entities and the Board from all further obligations with respect to that payment.

Section 7.03.  Form of Payment.  Payment of Company Incentive Awards and Individual Incentive Awards shall be made in cash.

Section 7.04.  Tax Withholding.  All Company Incentive Awards and Individual Incentive Awards shall be subject to Federal income and FICA tax withholdings and other Federal, state and local tax withholdings as required by applicable law.

Section 8.  Miscellaneous.

Section 8.01.  Non-alienation.  Except as may be required by law, neither the Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, including in respect of any liability of a Participant or beneficiary for alimony or other payments for the support of a spouse, former spouse, child or other dependent, prior to actually being received by the Participant or beneficiary hereunder, nor shall the Participant’s or beneficiary’s rights to benefit payments under the Plan be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any beneficiary, or any legal process.

Section 8.02.  Deferral.  A Participant may elect to defer all or a portion (in whole percentages) of his or her Company Incentive Award and Individual Incentive Award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company pursuant to the Deferred Compensation Plan of Erie Indemnity Company (the “Deferred Compensation Plan”). An election to defer must be made prior to the commencement of the Plan Year to which the Incentive Award relates, except as otherwise allowed under the Deferred Compensation Plan for a new employee. No amount in excess of the amount of the Company or Individual Incentive Award deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company pursuant to the Deferred Compensation Plan and elected by the Participant.

Section 8.03.  Amendment or Termination of this Plan.  The Board shall have the right to amend or terminate the Plan at any time, provided that any termination shall automatically end the outstanding Performance Period and calculations shall be made with respect to achievement of the Company and Individual Performance Goals for such Performance Periods for the purpose of determining whether any partial Company or Individual Incentive Awards may be payable under the Plan, and provided further that the conditions of Section 8.04 are satisfied. No employee or Participant shall have any vested right to payment of any Company or Individual Incentive Award hereunder prior to its payment. The Company shall notify affected employees in writing of any amendment or termination of the Plan.

Section 8.04.  Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(a) Acceleration or Delay.  The amendment or termination of the Plan shall not accelerate or defer a Payment Date except as follows:

(1) The Board may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Section 409A of the Internal Revenue Code, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of Section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under Section 409(A) for the deferral (until payment) of the inclusion of awards in gross income.

(2) The Board may defer a Payment Date for all or a part of an award under the following circumstances:

(i) The Committee reasonably anticipates that, if an award were to be paid as scheduled, the Company’s deduction with respect to such payment would not be permitted under Section 162(m) of the Code; provided such scheduled payment is then made during the Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s deduction will not be barred by application of Section 162(m) of the Code.

(ii) The Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Committee reasonably determines that making the scheduled payment will not cause such a violation.

(iii) Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances.

(b) Delay of Payment to Specified Employee.  If an award is payable to a Participant on account of separation from service (within the meaning of Section 409A of the Code), and the Participant is a specified employee (as defined below), the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Section 416(i) of the Code, without regard to Section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

Section 8.05.  Award Agreements; Recoupment Policy and Share Purchase and Retention Program.  Company Incentive Awards and Individual Incentive Awards shall be evidenced by a written agreement entered into between the Company or a Participating Entity and the Participant, setting forth such award granted to the Participant under this Plan (each, an “Award Agreement”). An Award Agreement shall contain such provisions as the Committee shall determine to be appropriate requiring the Participant to comply with the Company’s policies or programs regarding the recoupment of bonuses and/or share purchase and retention requirements, as such policies and programs may be modified or changed by the Board from time to time. To the extent an Award Agreement conflicts with the terms of this Plan, the terms of this Plan shall supersede the terms of the Award Agreement.

Section 8.06.  Limits of Liability.  Any liability of the Company to any Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company, nor any member of its Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

Section 8.07.  No Employment Rights.  Neither the adoption of the Plan nor any provision of the Plan shall be construed as a contract of employment between the Company or a subsidiary or Participating Entity and any employee or Participant, or as a guarantee or right of any employee or Participant to future or continued employment with the Company or a subsidiary or Participating Entity, or as a limitation on the right of the Company or a subsidiary or Participating Entity to discharge any of its employees. Specifically, designation as a Participant does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

Section 8.08.  Illegal or Invalid Provision.  In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such provisions.

Section 8.09.  Unsecured Creditor.  The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that any Participant or beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right of a general unsecured creditor of the Company and each Participant and beneficiary shall at all times have the status of a general unsecured creditor of the Company.

Section 8.10.  Construction.  The provisions of the Plan shall be construed, administered and governed by the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, but without reference to conflicts of law principles, and in accordance with the requirements of Section 409A of the Code to prevent the inclusion of awards in gross income before the time of payment. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan. Capitalized terms shall have the meanings ascribed to them herein unless the context expressly otherwise requires.

Appendix B

ERIE INDEMNITY COMPANY LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of January 1, 2009)

Section 1.  General

1.1 Purposes.  The purposes of the Long-Term Incentive Plan (the “Plan”) are: (a) to enhance the growth and profitability of Erie Indemnity Company, a Pennsylvania business corporation (the “Company”), and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange (collectively, the “Erie Insurance Group”) by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates; (b) to attract and retain employees of outstanding competence and ability; and (c) to further align the interests of such employees with those of the shareholders of the Company.

1.2 Administration of the Plan.  The Plan shall be administered by the Executive Compensation and Development Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) or other committee appointed by the Board, which shall be comprised of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (2) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) select Participants after receiving the recommendations of the management of the Company; (ii) determine the number of Restricted Performance Shares or Units, as described in Section 2 subject to each grant; (iii) determine the time or times when grants are to be made or are to be effective, including the Performance Period for each grant; (iv) determine the terms and conditions, including the Performance Goals, subject to which grants may be made; (v) extend the term of any grant; (vi) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan; (vii) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (viii) construe and interpret the Plan and all rules, regulations, and instruments utilized thereunder; and (ix) make all determinations deemed advisable or necessary for the administration of the Plan. All determinations by the Committee shall be final and binding.

1.3 Eligibility and Participation.  Participation in the Plan shall be limited to officers (who may also be members of the Board) and other salaried key employees of the Company and its subsidiaries and affiliates as identified by the Committee to participate in the Plan. Employees who are granted awards under the Plan are referred to herein as “Participants”.

1.4 Shares Available to Pay Grants of Restricted Performance Shares.  The aggregate net number of shares of Class A (non-voting) Common Stock of the Company (the “Common Stock”) which may be paid and as to which grants of Restricted Performance Shares may be made under the Plan (counting all grants from the Plan’s effective date) is 1,000,000 shares, subject to adjustment and substitution as set forth in Section 3. In the event the Company grants Restricted Performance Shares, the Company or its agent shall repurchase outstanding shares of Common Stock in order to satisfy the Company’s obligation under the Plan to pay awards in shares of Common Stock. If shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to Restricted Performance Shares or are withheld or delivered to the Company in satisfaction of a tax withholding obligation, the shares so forfeited, withheld or delivered shall again be available for purposes of the Plan.

1.5 New Participants.  Except as provided in this Section 1.5, an employee who is not a Participant as of the first day of a Performance Period shall not become a Participant for that Performance Period. New employees of the Company or its subsidiaries and affiliates hired during a Performance Period, and employees promoted during the Performance Period who were not eligible to participate in the Plan at the beginning of the Performance Period, may, as determined by the Committee in its sole discretion, become a Participant during a Performance Period and participate in the Plan for such Performance Period on a pro-rata basis (based on the number of days in the Performance Period that such employee is an employee who is deemed eligible to participate in the Plan); provided, that if the new or promoted employee is a covered employee (as such term is defined under Section 162(m) of the Code or any successor section thereto and the regulations thereunder), then the employee shall not be eligible to participate in the Plan unless he or she becomes a Participant effective not later than 90 days after the beginning of the Performance Period.

Section 2.  Restricted Performance Shares and Performance Units

2.1 Restricted Performance Shares and Performance Units.  The Committee is authorized to grant Restricted Performance Shares and/or Performance Units to Participants on the following terms and conditions:

(i) Right to Payment of Shares or Cash.  Restricted Performance Shares shall represent a right to receive shares of Common Stock, and Performance Units (“Units”) shall represent a right to receive a cash payment, calculated on a Participant’s salary or such other element of compensation determined by the Committee based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the award.

(ii) Terms of Restricted Performance Shares and Units.  At the time Restricted Performance Shares or Units are granted, the Committee shall cause to be set forth in the agreement covering such award or otherwise in writing (1) the Performance Goals applicable to the award, the weighting of such goals, and the Performance Period during which the achievement of the Performance Goals shall be measured, which shall not be less than one calendar year, (2) the number of shares of Common Stock or the dollar amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance.

(iii) Performance Goals.  “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion. Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) revenue, operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, Agent and employee satisfaction, and (xx) delivery of objective Information Technology projects. Performance measures may be based on the performance of the Erie Insurance Group, the Company or a subsidiary or subsidiaries or affiliate of the Company, a division, department, business unit or other portion thereof, a product line or products, or any combination of the foregoing and/or upon a comparison of such performance with the performance of a peer group of corporations or other measure selected or defined by the Committee at the time of making the award of Restricted Performance Shares or Units.

(iv) Committee Certification.  Following completion of the applicable Performance Period, and prior to any payment of shares of Common Stock or cash to the Participant for Restricted Performance Shares or Units, if applicable, the Committee shall determine, in accordance with the terms of the Restricted Performance Shares or Units, respectively, and certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the number of shares or dollars, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.

(v) Maximum Individual Payments.  The maximum number of shares of Common Stock which may be earned under the Plan by any single Participant for any one Performance Period with respect to an award of Restricted Performance Shares shall be limited to 250,000 shares, and the maximum dollar amount which may be earned under the Plan by any single Participant for any one Performance Period with respect to an award of Units shall be limited to $3 million. The limitations in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

(vi) Termination of Employment.

(a) Death, Disability or Normal or Early Retirement.  If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period by reason of death, disability (meaning total and permanent disability within the meaning of Section 22(e)(3) of the Code) or Normal or Early Retirement (as defined below), the Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion to have been earned by the Participant; provided that the Participant shall not receive less than (1) the total number of shares of Common Stock earned pursuant to the Restricted Performance Shares held by the Participant, or the total dollar amount earned pursuant to the Performance Units held by the Participant, based in either case upon performance during a reduced Performance Period which is deemed to end, for the purposes of paragraphs (iv), (vi), and (vii) of this Section 2.1, on the last day of the calendar year in which such termination of employment occurs, multiplied by (2) a fraction the numerator of which is the number of full months during which the Participant remained employed in the Performance Period, and the denominator of which is the number of full months the Performance Period would have included had it not been reduced. For the purposes of this Plan, “Normal Retirement” means cessation of employment upon or after attainment of age 65, and “Early Retirement” means cessation of employment upon or after attainment of age 55 and completion of 15 years of Credited Service (as defined under the Erie Insurance Group Retirement Plan for Employees).

(b) Other Terminations.  If a Participant ceases to be an employee of the Company, its subsidiaries and affiliates prior to the end of a Performance Period for any reason other than death, disability or Normal or Early Retirement as described in subsection (a), above, the Participant may receive all or such portion of his or her award as may be determined by the Committee in its sole discretion; provided, that a Participant who is terminated for cause (as defined in such employee’s employment agreement with the Company or its subsidiary or affiliate or, if no such agreement exists, as defined by the Committee) shall not be entitled to receive payment of any award for any Performance Period.

(vii) Payment.  The Company shall pay to the Participant the number of shares of Common Stock earned pursuant to an award of Restricted Performance Shares, and the dollar amount earned pursuant to an award of Units, held by the Participant for a Performance Period in the first calendar year beginning after the end of that Performance Period, as promptly as reasonably practicable following the Committee’s determination and certification as set forth in Section 2.1(iv) (the “Payment Date”).

(viii) Delayed Payment Date For Specified Employee.  If, pursuant to Section 2.1(vi)(a), the Performance Period for a Participant’s award is reduced so that the Payment Date for the Participant’s award would occur in a calendar year earlier than the year in which it would have occurred had the Performance Period not been reduced, then the Payment Date for the award may not be earlier than the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Section 416(i) of the Code, without regard to Section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

Section 3.  Adjustment Provisions Regarding Restricted Performance Shares

3.1 Adjustments Generally.  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Restricted Performance Shares, the number of shares of Common Stock which may be issued under the Plan but not then subject to outstanding Restricted Performance Shares and the maximum number of shares as to which Restricted Performance Shares may be granted and as to which shares may be awarded under Sections 1.4 and 2.1(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

3.2 Recapitalizations, Mergers, Etc.  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Restricted Performance Share, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Restricted Performance Share, the number and kind of shares of stock or other securities (and in the case of outstanding Restricted Performance Share, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

3.3 Spin-Offs, Liquidations, Etc.  If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, the Committee shall make any adjustments to any then outstanding Restricted Performance Share which it determines are equitably required to prevent dilution or enlargement of the rights of awardees which would otherwise result from any such transaction.

3.4 No Fractional Shares.  No adjustment or substitution provided for in this Section 3 shall require the Company to pay or sell a fraction of a share of Common Stock or other security. Accordingly, all fractional shares of Common Stock or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Section 4.  Amendments to and Termination of the Plan

4.1 Amendment and Termination.  The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of shares available under the Plan, increases the maximum dollar amount a Participant may earn for a Performance Period pursuant to an award of Units, or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in

Section 5.15, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 5.15, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any award may materially and adversely affect the rights of such Participant under any award theretofore granted to him.

4.2 Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(i) Acceleration or Deferral.  Notwithstanding any contrary provision of Section 4.1, an action by the Board or Committee under Section 4.1 shall not accelerate or defer a Payment Date except as follows:

(a) An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Section 409A of the Internal Revenue Code, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of Section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(b) An action may defer a Payment Date for all or a part of an award under the following circumstances:

(1) The Board or Committee reasonably anticipates that, if an award were to be paid as scheduled, the Company’s deduction with respect to such payment would not be permitted under Section 162(m) of the Code; provided such scheduled payment is then made during the Participant’s first taxable year in which the Board or Committee reasonably anticipates that the Company’s deduction will not be barred by application of Section 162(m) of the Code.

(2) The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.

(3) Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (b), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(ii) Delay of Payment to Specified Employee.  If an award is payable to a Participant on account of separation from service (within the meaning of Section 409A of the Code), and the Participant is a specified employee (as defined in Section 2.1(viii)), the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death).

Section 5.  Miscellaneous

5.1 Designation of Beneficiary.  A Participant may designate, in a writing delivered to the Company before his death, a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such designation may be made, revoked or changed by the Participant at any time before the earlier of death or receipt of any unpaid amounts, but such designation of beneficiary will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. If the Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, its subsidiaries, affiliates and the Board from all further obligations with respect to that payment.

5.2 No Right to Employment.  Nothing contained in the Plan or any award agreement shall confer, and no grant of an award shall be construed as conferring, upon any Participant any right to continue in the employ of the Company, its subsidiaries or affiliates or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an award.

5.3 Nontransferability.  A Participant’s rights under the Plan, including the right to any shares or Units or cash payments, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to his designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution.

5.4 Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Company. The Plan shall not preclude the shareholders of the Company, the Board or any committee thereof, or the Company from authorizing or approving other employee benefit plans or forms of incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Company or the participation in any such plans by Participants in the Plan.

5.5 Withholding.  To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy such tax withholding obligations, provided that shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires.

5.6 Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver shares or cash pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

5.7 Award Agreements; Recoupment Policy and Share Purchase and Retention Program.  An award shall be evidenced by a written agreement entered into between the Company or a participating entity and the Participant, setting forth the terms of such award granted to the Participant under this Plan (each, an “Award Agreement”). An Award Agreement shall contain such provisions as the Committee or Board shall determine to be appropriate requiring the Participant to comply with the Company’s policies or programs regarding the recoupment of bonuses and/or share purchase and retention requirements, as such policies and programs may be modified or changed by the Board from time to time. To the extent an Award Agreement conflicts with the terms of this Plan, the terms of this Plan shall supersede the terms of the Award Agreement.

5.8 Expenses.  The expenses of administering the Plan shall be borne by the Company.

5.9 Indemnification.  Service on the Committee shall constitute service as a member of the Board so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation, By-Laws, or resolutions of its Board or shareholders.

5.10 Tax Litigation.  The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

5.11 No Right to Awards; No Shareholder Rights.  No Participant or employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact paid to such Participant in connection with such award.

5.12 No Fractional Shares.  No fractional shares of Common Stock shall be paid or delivered pursuant to the Plan or any award. In the event that any award would result in the issuance of a fractional share of Common Stock, the fractional share shall be rounded up to the next whole share.

5.13 Governing Law and Construction.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof). The provisions of the Plan and Award Agreements shall be construed and administered in accordance with the requirements of Section 409A of the Code to prevent the inclusion of awards in gross income before the time of payment. As used in Section 2.1(vi), the terms “termination of employment” and “ceases to be an employee” shall be construed to refer to a separation from service within the meaning of Section 409A of the Code. Titles of Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan. Capitalized terms shall have the meanings ascribed to them herein unless the context expressly otherwise requires.

5.14 Severability.  If any provision of the Plan or any award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or award, it shall be deleted and the remainder of the Plan or award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

5.15 Certain Restrictions Under Rule 16b-3.  Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

5.16 Registration and Listing Compliance.  No award shall be paid and no shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law and no award shall confer upon any Participant rights to such payment or distribution, until such laws shall have been complied with in all material respects. If such compliance requires a delay in a Payment Date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the Payment Date of an award and the distribution of any shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.

5.17 Stock Certificates.  All certificates for shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to shares. In addition, during any period in which awards or shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

Section 6.  Effective Date and Term of the Plan

6.1 Effective Date.  This document is an amendment and restatement of the Plan. The original Plan was approved by shareholders of the Company in 2004, with an effective date of March 2, 2004. This amendment and restatement shall be effective as of January 1, 2009. The Plan as restated will remain in effect until amended or terminated by the Board, provided that no Restricted Performance Shares or Performance Units may be awarded subsequent to the 2014 Annual Meeting of shareholders of the Company, absent additional shareholder approval at or before that meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2009

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, May 5, 2009, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 12 persons to serve as directors until our 2010 annual meeting of shareholders and until their successors are elected;

2. To consider and act upon a proposal to approve certain amendments to our bylaws to change the timing of our annual meeting of shareholders and change our advance notice requirements relating to shareholder proposals;

3. To consider and act upon a proposal to approve the continuation of our Annual Incentive Plan, as restated, for the purpose of maintaining its qualification under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”);

4. To consider and act upon a proposal to approve the continuation of our Long-Term Incentive Plan, as restated, for the purpose of maintaining its qualification under Section 162(m) of the Code; and

5. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice is being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, March 6, 2009, the record date established by our board of directors. Such persons will also receive an information statement relating to our annual meeting, together with a copy of our annual report to shareholders for the year ended December 31, 2008. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,

James J. Tanous
Executive Vice President,
Secretary and General Counsel

April 13, 2009
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on May 5, 2009.

Our information statement and annual report are available at http://www.erieindemnityinfostatement.com.